Exhibit 10.1

CREDIT AGREEMENT
DATED AS OF DECEMBER 13, 2013
and as amended as of December 17, 2014, December 18, 2015, September 29, 2017, November 1, 2018, December 28, 2020 and April 11, 2023
AMONG
M.D.C. HOLDINGS, INC.,
THE LENDERS,
U.S. BANK NATIONAL ASSOCIATION,
AS DESIGNATED AGENT
U.S. BANK NATIONAL ASSOCIATION
AND
CITIBANK, N.A.
AS CO-ADMINISTRATIVE AGENTS
TRUIST BANK (FORMERLY KNOWN AS SUNTRUST BANK), BANK OF THE WEST
AND
PNC BANK, NATIONAL ASSOCIATION
AS CO-SYNDICATION AGENTS
AND
U.S. BANK NATIONAL ASSOCIATION,
CITIBANK, N.A., TRUIST SECURITIES, INC. (FORMERLY KNOWN AS SUNTRUST ROBINSON HUMPHREY, INC.), BANK OF THE WEST AND PNC CAPITAL MARKETS LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS
i

14.1. Counterparts; Effectiveness..	106
14.2. Electronic Execution of Assignments..	106
14.3. Electronic Records..	106

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	106
15.1. Choice of Law	106
15.2. Consent to Jurisdiction	107
15.3. Waiver of Jury Trial	107

v

SCHEDULES
PRICING SCHEDULE
SCHEDULE 1 – Commitments
SCHEDULE 2 – Existing Letters of Credit
SCHEDULE 3 – Guarantors
SCHEDULE 4 – [Reserved]
SCHEDULE 5.8 – Subsidiaries
SCHEDULE 6.15 – Liens
EXHIBITS
EXHIBIT A – Form of Opinion
EXHIBIT B – Form of Compliance Certificate
EXHIBIT C – Form of Assignment and Assumption Agreement
EXHIBIT D – Form of Borrowing Notice
EXHIBIT E – Form of Guaranty
EXHIBIT F – Form of Note
EXHIBIT G – Form of Increasing Lender Supplement
EXHIBIT H – Form of Augmenting Lender Supplement
EXHIBIT I – List of Closing Documents
EXHIBIT J – Form of Borrowing Base Certificate
EXHIBIT K – Form of Notice of Obligations
EXHIBIT L – Form of Conversion/Continuation Notice

CREDIT AGREEMENT
This Credit Agreement (the “Agreement”), dated as of December 13, 2013, is among M.D.C. Holdings, Inc., a Delaware corporation, the Lenders and U.S. Bank National Association, a national banking association, as LC Issuer and Designated Agent. The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
1.1.    Certain Defined Terms. As used in this Agreement:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Guarantors (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Act” is defined in Section 9.14.
“Adjusted Book Value of Land Owned” means, as of the last day of any fiscal quarter, (i) the book value of all land owned by the Borrower or any Guarantor at such date, including without limitation Land Under Development, Entitled Land and Finished Lots but excluding any parcel of land on which a Housing Unit is located, less (ii) an amount equal to the lesser of (A) fifty percent (50%) of the book value of the land component of all Housing Units with respect to which Housing Unit Closings occurred during the period of four consecutive fiscal quarters ending on such date and (B) fifty percent (50%) of Adjusted Consolidated Tangible Net Worth as of such date.
“Adjusted Consolidated Tangible Net Worth” means, at any date, (a) Consolidated Tangible Net Worth, plus (b) the lesser of (i) fifty percent (50%) of the Subordinated Indebtedness of the Borrower and Guarantors (taken as a whole on a consolidated basis) and (ii) $100,000,000.
“Adjusted Term SOFR Screen Rate” means, with respect to any Term SOFR Advance for any Interest Period, an interest rate per annum equal to the greater of (a) zero and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period, plus (ii) the SOFR Adjustment.
“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Term SOFR Loans, for the same Interest Period.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the Fifth Amendment Effective Date, the Aggregate Commitment is $1,200,000,000.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.
“Agreement Accounting Principles” is defined in Section 9.8.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) zero, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Designated Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted Term SOFR Screen Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Borrowings are unavailable pursuant to Section 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the Available Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means U.S. Bank, Citibank, N.A., Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey, Inc.), Bank of the West and PNC Capital Markets LLC, and their respective successors, in their capacities as Joint Lead Arrangers and Joint Book Runners.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Augmenting Lender” is defined in Section 2.24.
“Authorized Officer” means any of the President, Chief Financial Officer, or Treasurer of the Borrower, acting singly.
“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the EU, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.
“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Benchmark” means, initially, in the case of Term SOFR Advances, the Term SOFR Screen Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.3(ii), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(ii).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Designated Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Daily Simple SOFR plus (b) the SOFR Adjustment set forth in clause (b) of the definition thereof; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Designated Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with a Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” for any applicable Interest Period and Available Tenor for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Designated Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Advance” and “Term SOFR Advance,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Designated Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Designated Agent in a manner substantially consistent with market practice (or, if the Designated Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Designated Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Designated Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; and
(3)    in the case of an Early Opt-in Election, the Business Day specified by the Designated Agent in the notice of the Early Opt-in Election provided to the Lenders, so long as the Designated Agent has not received, by 5:00 p.m. (Central time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(ii), and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3(ii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System.
“Borrower” means M.D.C. Holdings, Inc., a Delaware corporation, and its successors and assigns.
“Borrowing Base” means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum (without duplication) of the following assets of the Borrower and each Guarantor (but only to the extent that such assets are not subject to any Liens other than Permitted Liens):
(i)    one hundred percent (100%) of Cash, Cash Equivalents and Marketable Securities;
(ii)    the book value of Receivables, multiplied by ninety percent (90%); plus
(iii)    the book value of Presold Units, multiplied by ninety percent (90%); plus
(iv)    the book value of Model Units, multiplied by eighty percent (80%); plus
(v)    the book value of Speculative Units (other than such Speculative Units, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 6.19(c), multiplied by eighty percent (80%)); plus
(vi)    the book value of Finished Lots (other than such Finished Lots, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 6.19(d), multiplied by seventy percent (70%)); plus
(vii)    the book value of Land Under Development (other than such Land Under Development, if any, as is excluded from the Borrowing Base pursuant to the provisions of Section 6.19(d), multiplied by sixty percent (60%)); plus
(viii)    the book value of Entitled Land (other than such Entitled Land, if any, as is excluded from the Borrowing Base pursuant to the provisions of Section 6.19(d), multiplied by forty-five percent (45%));
provided, however, that the aggregate (without duplication) of the amounts calculated pursuant to clauses (vi), (vii) and (viii) shall not exceed at any time forty percent (40%) of the Borrowing Base.
“Borrowing Base Certificate” means a certificate executed by an Authorized Officer, in the form attached hereto as Exhibit I (with such modifications to such form as may be reasonably requested by the Designated Agent or the Required Lenders from time to time), setting forth the Borrowing Base and the component calculations in respect of the foregoing.
“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.

“Borrowing Notice” is defined in Section 2.8.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR or the Term SOFR Screen Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Designated Agent, for the benefit of one or more of the applicable LC Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Designated Agent and the applicable LC Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Designated Agent and the applicable LC Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means Investments that would be set forth in a consolidated balance sheet of Borrower (in a manner consistent with the financial statements referenced in Section 5.4) under the heading “cash and cash equivalents.”
“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (ii) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed or approved by directors so nominated.
“Change in Law” is defined in Section 3.1.
“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans.
“Co-Administrative Agents” means U.S. Bank and Citibank, N.A.
“Co-Syndication Agents” means Truist Bank (formerly known as SunTrust Bank), Bank of the West and PNC Bank, National Association.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower, in an amount not exceeding the amount set forth in Schedule 1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.
“Commitment Fee” is defined in Section 2.5.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Computation Date” is defined in Section 2.2.
“Consolidated EBITDA” means, for any period, without duplication, the following, all as determined on a consolidated basis for the Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries except as otherwise provided in the definition of “Consolidated Net Income”) in conformity with Agreement Accounting Principles,
(i)    the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income, less
(ii)    any gains arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income.
“Consolidated Indebtedness” means, at any date, the outstanding amount of all Indebtedness (including without limitation any Subordinated Indebtedness) of the Borrower and Guarantors, without duplication, (taken as a whole on a consolidated basis in conformity with Agreement Accounting Principles).
“Consolidated Indebtedness” shall specifically exclude Indebtedness of any Non-Guarantor Subsidiary.
“Consolidated Interest Expense” means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption “interest expense” or any like caption on a consolidated income statement for the Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to the Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), without duplication, all interest included as a component of cost of sales for such period.

“Consolidated Interest Incurred” means for any period, without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption “interest expense” or any like caption on a consolidated income statement for the Borrower and Guarantors (specifically excluding the Non-Guarantor Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, with respect to the Borrower and Guarantors, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Borrower or any Guarantor (specifically excluding the Non-Guarantor Subsidiaries) under any Contingent Obligation during such period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and the Guarantors (specifically excluding net income of the Non-Guarantor Subsidiaries but including, however, any dividends and reimbursements of taxes paid by any Non-Guarantor Subsidiary to the Borrower or any Guarantor) on a consolidated basis for such period, determined in conformity with Agreement Accounting Principles.
“Consolidated Senior Debt Borrowings” means, at any date, with respect to the Borrower and Guarantors, without duplication (taken as a whole on a consolidated basis), the outstanding principal amount of all obligations described in clauses (i), (iv) or (viii) of the definition of “Indebtedness” (including the Obligations and the Senior Debt) calculated in accordance with Agreement Accounting Principles but excluding (i) Indebtedness of any Non-Guarantor Subsidiary, (ii) Indebtedness of the Borrower to a Guarantor, a Guarantor to the Borrower or a Guarantor to another Guarantor, (iii) any Subordinated Indebtedness and (iv) Indebtedness secured by collateral having a value in excess of the amount of such Indebtedness.
“Consolidated Tangible Net Worth” means, at any date, the stockholders’ equity of the Borrower determined on a consolidated basis in conformity with Agreement Accounting Principles less (a) its consolidated intangible assets determined in accordance with Agreement Accounting Principles, (b) loans and advances to directors, officers and employees of the Borrower (excluding (i) loans for purposes of exercising options to purchase capital stock in the Borrower to the extent not otherwise netted out in the determination of stockholders’ equity, (ii) any arms-length mortgage loans made by any Subsidiary in the ordinary course of such Subsidiary’s business, and (iii) any advances made to employees in the ordinary course of business for travel and other items, not to exceed $10,000,000 in the aggregate), and (c) the Net Worth of the Non-Guarantor Subsidiaries (taken as a whole on a consolidated basis).

“Consolidated Tangible Net Worth Covenant” is defined in Section 6.19(e).
“Consolidated Tangible Net Worth Test” is defined in Section 6.19(a).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Conversion/Continuation Notice” is defined in Section 2.9.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Coverage Test Failure Quarter” is defined in Section 6.19(b)(ii). For avoidance of doubt, the second consecutive fiscal quarter as of which the Borrower fails to satisfy the Interest Coverage Test shall constitute a Coverage Test Failure Quarter and each consecutive fiscal quarter thereafter as of which the Borrower fails to satisfy the Interest Coverage Test shall also constitute a Coverage Test Failure Quarter.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 9.16.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Designated Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Designated Agent decides that any such convention is not administratively feasible for the Designated Agent, then the Designated Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” is defined in Section 2.26.
“Declining Lender’s Termination Date” is defined in Section 2.26.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Designated Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Designated Agent, the LC Issuers or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Designated Agent or the LC Issuers in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Designated Agent or the Borrower, to confirm in writing to the Designated Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Designated Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Designated Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuers and each Lender.

“Designated Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Designated Agent appointed pursuant to Article X.
“Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate.
“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, with respect to any amount in Dollars, such amount.
“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Early Opt-in Election” means, if the then-current Benchmark is Term SOFR, the joint election by the Designated Agent and the Borrower to trigger a fallback from Term SOFR to the Benchmark Replacement, and a notification by the Designated Agent to each of the other parties hereto of such election and the proposed Benchmark Replacement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the EU, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied.
“Eligible Assignee” means (i) a Lender (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Entitled Land” means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (excluding mobile homes); provided, however, that the term “Entitled Land” shall not include Land under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced (as described in the definition of “Housing Unit”).
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” is defined in Article VII.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuers, and the Designated Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuers or the Designated Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), and (iii) any U.S. federal withholding taxes imposed by FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Letters of Credit” means those Letters of Credit identified in Schedule 2 hereto heretofore issued by the Lenders identified in Schedule 2 and outstanding as of the date hereof in the amounts set forth in Schedule 2.
“Extending Lender” means each Lender that agrees, pursuant to the Fifth Amendment, to extend the Facility Termination Date to December 18, 2025 in respect of its Commitments and the Obligations owing to it.
“Extension Date” is defined in Section 2.26.
“Extension Request” is defined in Section 2.26.

“Facility LC” means (a) any Existing Letter of Credit and (b) any Letter of Credit issued by an LC Issuer in accordance with Section 2.19.
“Facility LC Application” is defined in Section 2.19(c).
“Facility LC Collateral Account” is defined in Section 2.19(k).
“Facility Termination Date” means, with respect to each Non-Extending Lender, December 18, 2023, and with respect to each Extending Lender, December 18, 2025, as the same may be extended as provided in Section 2.26, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the greater of (i) 0% and (ii) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Designated Agent from three (3) Federal funds brokers of recognized standing selected by the Designated Agent in its sole discretion.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letters” is defined in Section 10.13.
“Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among the Borrower, the Co-Administrative Agents, and the Lenders party thereto.
“Fifth Amendment Effective Date” means December 28, 2020.
“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.
“Finished Lots” means parcels of land owned by the Borrower or any Guarantor which are duly recorded and platted for the construction of single-family dwelling units, whether detached or attached (but excluding mobile homes) and zoned for such use, with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been, or could be, obtained; provided, however, that the term “Finished Lots” shall not include any real property upon which the construction of a Housing Unit has commenced (as described in the definition of “Housing Unit”).

“Fitch” means Fitch, Inc.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Screen Rate.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the EU or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means the Subsidiaries listed on Schedule 3 hereto, and each Subsidiary that becomes a party to the Guaranty after the date hereof pursuant to the terms of Section 6.20(a), and their respective successors and assigns (excluding any Guarantor released from the Guaranty in accordance with the terms of this Agreement).
“Guaranty” means that certain Guaranty dated as of the date hereof executed by each of the Guarantors in the form attached hereto as Exhibit E, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.

“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.
“Homebuilding Subsidiary” means any wholly-owned Subsidiary that is engaged in the homebuilding business.
“Housing Unit” means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by the Borrower or a Guarantor. The construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit. Each “Housing Unit” is either a Presold Unit, a Spec Unit or a Model Unit.
“Housing Unit Closing” means a closing of the sale of a Housing Unit by the Borrower or a Guarantor to a bona fide purchaser for value.
“Increasing Lender” is defined in Section 2.24.
“Indebtedness” of a Person means, without duplication, such Person’s
(i)    obligations for borrowed money,
(ii)    obligations representing the deferred purchase price of Property or services (other than (A) trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person’s business, and (B) obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),
(iii)    obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),
(iv)    obligations which are evidenced by notes, bonds, debentures, or other similar instruments,
(v)    Capitalized Lease Obligations,
(vi)    Net Mark-to-Market Exposure under Rate Management Transactions,
(vii)    all Contingent Obligations, including all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed, or that are secured by Liens on Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens) or that are otherwise the legal liability of such Person,

(viii)    reimbursement obligations for which such Person is obligated with respect to a Letter of Credit (which shall be included in the face amount of such Letter of Credit, whether or not such reimbursement obligations are due and payable), provided, however, that any Letter of Credit supporting performance obligations shall not be included in Indebtedness unless and until such Letter of Credit is drawn upon,
(ix)    obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, and
(x)    the applicable pro rata share of the Indebtedness of any joint venture in which such Person holds an interest.
Indebtedness includes, without limitation, in the case of the Borrower, the Obligations (subject to clause (viii) above) and the obligations evidenced by the Senior Notes and the documents executed in connection therewith.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Indenture” means the Senior Debt Securities Indenture, dated as of December 3, 2002 between Borrower and U.S. Bank National Association (the “Base Indenture”), as supplemented by (i) the Supplemental Indenture dated as of January 10, 2013 relating to the 6.000% Senior Notes due 2043, (ii) the Supplemental Indenture dated as of January 15, 2014 relating to the 5.500% Senior Notes due 2024, and (iii) the Supplemental Indenture dated as of January 9, 2020 relating to the 3.850% Senior Notes due 2030, pursuant to which the Senior Notes were issued.
“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Incurred for the period of four consecutive fiscal quarters ending on such date.
“Interest Coverage Test” is defined in Section 6.19(b)(ii).
“Interest Differential” is defined in Section 3.4.
“Interest Period” means, with respect to a Term SOFR Advance, a period of one, three or six months (in each case, subject to the availability thereof) commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on the day that corresponds numerically to such date one, three or six months thereafter; provided that
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period shall extend beyond the Facility Termination Date; and
(d)    no tenor that has been removed from this definition pursuant to Section 3.3(ii)(C) may be available for selection by the Borrower.

“Inventory Valuation Date” means the last day of the most recent fiscal quarter with respect to which the Borrower is requested to have delivered a Borrowing Base Certificate pursuant to Section 6.1(d) hereof.
“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Investment Grade Rating” means a Rating of Baa3 (or higher) from Moody’s or BBB- (or higher) from S&P or BBB- (or higher) from Fitch.
“Land-Owned Test” is defined in Section 6.19(d).
“Land Under Development” means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes) and upon which the construction of site improvements has commenced and is proceeding; provided, however, that the term “Land Under Development” shall not include (i) Finished Lots, (ii) Entitled Land, (iii) any real property upon which the construction of a Housing Unit has commenced, or (iv) vacant land held by the Borrower or any Guarantor for future development or sale and designated as inactive land in the footnotes to the Borrower’s or such Guarantor’s financial statements.
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means each of the Lenders (or any subsidiary or affiliate of such Lender designated by such Lender) that has issued an Existing Letter of Credit, U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank), Citibank, N.A. (or any subsidiary or affiliate of Citibank, N.A. designated by Citibank, N.A.), or any other Lender that agrees, at the Borrower’s request, to issue Facility LCs hereunder (or any subsidiary or affiliate of such Lender designated by such Lender), each in its capacity as issuer of Facility LCs hereunder.

“LC Issuer’s LC Limit” means, with respect to each Lender party to the Agreement on the Effective Date, an amount equal to 50% of its Commitment or such higher or lower amount as shall be agreed by such Lender and the Borrower. In the case of any Person that becomes a Lender after the date hereof, such Lender’s LC Issuer’s LC Limit shall be an amount equal to 50% of its Commitment unless such Lender and the Borrower shall otherwise agree and so notify the Designated Agent. A Lender or the Borrower shall promptly notify the Designated Agent of any change in such Lender’s LC Issuer’s LC Limit.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19(e).
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, and includes all Extending Lenders and Non-Extending Lenders.
“Lending Installation” means, with respect to a Lender or the Designated Agent, the office, branch, subsidiary or affiliate of such Lender or the Designated Agent listed on the signature pages hereof (in the case of the Designated Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Designated Agent pursuant to Section 2.17.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Leverage Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness outstanding on such date less (B) Unrestricted Cash in excess of $50,000,000 on such date to (ii) (A) the sum of Consolidated Indebtedness on such date and Consolidated Tangible Net Worth on such date less (B) Unrestricted Cash in excess of $50,000,000 on such date.
“Leverage Test” is defined in Section 6.19(b)(i).
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means a Revolving Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty and any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, now or in the future, executed by the Borrower for the benefit of the Designated Agent or any Lender in connection with this Agreement.

“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.
“Marketable Securities” means Investments that would be set forth in a consolidated balance sheet of Borrower (in a manner consistent with the financial statements referenced in Section 5.4) under the heading “marketable securities.”
“Material Adverse Effect” means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and Guarantors, taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the rights or remedies of Designated Agent, Lenders or any LC Issuer thereunder (except that, as to clause (iii), a Material Adverse Effect may not result solely from the acts or omissions of the Designated Agent or any Lender). Items disclosed by the Borrower in its form 10-Q and form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facie evidence of a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (excluding Non-Recourse Indebtedness) of the Borrower or any Guarantor in an outstanding principal amount of $40,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of each LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, such lesser amount determined by the Designated Agent and the applicable LC Issuer in their sole discretion.
“Minimum Interest Coverage Ratio” means an Interest Coverage Ratio equaling or exceeding (i) 1.00 to 1.00 from and after December 31, 2014 through and including March 31, 2015 and (ii) 1.50 to 1.00 after March 31, 2015.
“Model Unit” means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.
“Modify” and “Modification” are defined in Section 2.19(a).
“Monthly Payment Date” means the first (1st) day of each month, provided, that if such day is not a Business Day, the Monthly Payment Date shall be the immediately succeeding Business Day.

“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).
“Net Worth” means, as of any date of determination, as to each Non-Guarantor Subsidiary, the sum of (A) all stockholders’ equity of such Non-Guarantor Subsidiary, less (B) all loans or advances made by such Subsidiary to the Borrower or any Guarantor and outstanding at such date, all as determined on a consolidated basis in conformity with Agreement Accounting Principles.
“Non-Cash Collateralized Letters of Credit” is defined in Section 2.19(l).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” means each Lender that does not agree, pursuant to the Fifth Amendment, to extend the Facility Termination Date to December 18, 2025 in respect of its Commitments and the Obligations owing to it. Such Non-Extending Lender’s Facility Termination Date shall remain December 18, 2023.
“Non-Guarantor Subsidiary” means each Subsidiary of the Borrower that is not a Guarantor.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within ninety (90) days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” is defined in Section 2.13(d).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all Rate Management Obligations provided to the Borrower or any Guarantor by the Designated Agent or any other Lender or any Affiliate of any of the foregoing (at the time such Rate Management Transaction is entered into), all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Designated Agent, any LC Issuer or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided, that obligations in respect of Rate Management Obligations shall only constitute “Obligations” if owed to the Designated Agent or if the Designated Agent shall have received notice in the form of Exhibit K from the relevant Lender not later than sixty (60) days after such Rate Management Obligations have been provided and the relevant Lender has provided such supporting documentation as the Designated Agent may request; provided, further, that “Obligations” shall exclude all Excluded Swap Obligations.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Operating Lease Obligations” means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.
“Participants” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(c).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) the business to be acquired in such Acquisition is in a Related Business or, if not in a Related Business, such transaction is in compliance with the provisions of Section 6.14(vii), (c) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (d) the Borrower shall have furnished to the Designated Agent a certificate (i) certifying that, taking into account such Acquisition, no Event of Default exists and (ii) demonstrating in reasonable detail, as of the last day of the quarter most recently ended prior to the date of such Acquisition, pro forma compliance with the Consolidated Tangible Net Worth Test and Leverage Test, in each case calculated as if such Acquisition, including the consideration therefor, had been consummated on such day.
“Permitted Leverage Ratio” means, as of the date hereof, 60%, as such amount may hereafter be adjusted from time to time as provided in Section 6.19(b).
“Permitted Liens” means, as to the Borrower or any Guarantor, any of the following:
(i)    Liens for taxes, assessments or governmental charges or levies on the Borrower’s or such Guarantor’s Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on the Borrower’s or such Guarantor’s books in accordance with Agreement Accounting Principles.
(ii)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and materialmen’s Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are being contested in a timely manner in good faith by appropriate proceedings and for which adequate reserves shall have been established on the Borrower’s or Guarantor’s books in accordance with Agreement Accounting Principles.
(iii)    Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business of the Borrower or such Guarantor.
(iv)    Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of the Borrower or such Guarantor, and which are granted in the ordinary course of the business of the Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

(v)    Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or such Guarantor.
(vi)    Any agreement or contract to participate in the income or revenue or to pay lot premiums, in each case derived from the sale of Housing Units and granted in the ordinary course of business to the seller of the real property upon which the Housing Unit is constructed.
(vii)    Liens arising by virtue of any statutory, contractual or common law provisions relating to banker’s liens, rights of setoff or similar rights as to deposit or other accounts.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any ERISA Affiliate may have any liability.
“Presold Unit” means a Housing Unit owned by the Borrower or any Guarantor that is subject to a bona fide written agreement between the Borrower or such Guarantor and a third Person purchaser for sale in the ordinary course of the Borrower’s or such Guarantor’s business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser’s obligation to buy the Housing Unit and related lot.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Designated Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment, provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment (except that no Lender is required to fund or participate in Revolving Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans and funded or unfunded participations in Facility LCs would exceed the amount of its Commitment (determined as though no Defaulting Lender existed)).

“Public Indebtedness” means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.
“Purchasers” is defined in Section 12.3(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 9.16.
“Qualified Bank” means (a) any Lender or any Affiliate of a Lender, or (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB+ from S&P or Baa1 from Moody’s and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of A2 from S&P or P2 from Moody’s. For the avoidance of doubt, neither the Borrower nor an Affiliate of the Borrower shall qualify as a Qualified Bank.
“Quarterly Payment Date” means the first (1st) day of each fiscal quarter, provided, that if such day is not a Business Day, the Quarterly Payment Date shall be the immediately succeeding Business Day.
“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, two (2) Business Days before the first day of that period.
“Rate Management Obligations” means any and all obligations of the Borrower or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Guarantor which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Rating” means, at any time, the rating issued by a Rating Agency and then in effect with respect to the Borrower’s unsecured long-term debt securities without third-party credit enhancement.
“Rating Agencies” means Fitch, Moody’s and S&P.
“Receivables” means the net proceeds payable to, but not yet received by, the Borrower or any Guarantor following a Housing Unit Closing.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days before the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by the Designated Agent in its reasonable discretion.
“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that:
(i)    the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or a Guarantor’s obligations under its Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,
(ii)    the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,
(iii)    such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended,
(iv)    the Person or Persons liable for the payment of such Refinancing Indebtedness are the same Person or Persons (or successor(s) thereto) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and
(v)    such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.
“Register” is defined in Section 12.3(d).
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.
“Related Business” means any of the following lines of business or business activity of the type conducted by the Borrower and its Subsidiaries on the date hereof: (i) the home building business, (ii) the residential mortgage loan business, (iii) the real estate development business, (iv) the insurance business, (v) the title insurance agency and settlement business, and (vi) the insurance agency business.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Lender” is defined in Section 2.20.
“Reports” is defined in Section 9.6(a).
“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Screen” has the meaning provided in the definition of Term SOFR Screen Rate.
“Second Amendment Effective Date” means December 18, 2015.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Senior Debt” means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.
“Senior Notes” means (a) the 6.000% Senior Notes due 2043 of Borrower issued in the original aggregate principal amount of $500,000,000 (the “6.000% Senior Notes due 2043”), (b) the 5.500% Senior Notes due 2024 of Borrower issued in the original principal amount of $250,000,000 (the “5.500% Senior Notes due 2024”), and (c) the 3.850% Senior Notes due 2030 of Borrower issued in the original principal amount of $300,000,000 (the “3.850% Senior Notes due 2030”).
“Senior Officer” means each of the Authorized Officers, the General Counsel of Borrower and the Chief Financial Officer of Borrower.
“Significant Homebuilding Subsidiary” means any Homebuilding Subsidiary that has a Net Worth, determined as of the last day of the most recently ended fiscal quarter of the Borrower, equal to or exceeding $5,000,000.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Adjustment” means, with respect to the adjustment of any SOFR-based Benchmark, (a) if such Benchmark is the Term SOFR Screen Rate, (i) 0.11448% (11.448 basis points) for an Interest Period of one month’s duration, (ii) 0.26161% (26.161 basis points) for an Interest Period of three months’ duration, and (iii) 0.42826% (42.826 basis points) for an Interest Period of six months’ duration; and (b) if such Benchmark is Daily Simple SOFR, 0.11448% (11.448 basis points).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Spec Unit” means any Housing Unit owned by the Borrower or any Guarantor that is not a Presold Unit or a Model Unit.
“Spec Unit Inventory Test” is defined in Section 6.19(c).
“Stated Rate” is defined in Section 2.21.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders and none of the principal of which is payable until at least 90 days after the Facility Termination Date for the Extending Lenders. Subordinated Indebtedness shall specifically not include Indebtedness of any Guarantor to Borrower or Borrower to any Guarantor.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and the Guarantors, Property which represents more than 10% of the consolidated assets of the Borrower and the Guarantors taken as a whole as would be shown in the consolidated financial statements of the Borrower and the Guarantors as at the beginning of the fiscal quarter in which such determination is made.
“Supported QFC” is defined in Section 9.16.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto, imposed by any Governmental Authority.
“Term SOFR” means the rate per annum determined by the Designated Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.
“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted Term SOFR Screen Rate applicable to such Interest Period, plus (b) the Applicable Margin.
“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Designated Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Designated Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.
“Term-Out Date” means, in the case of each of Section 6.19(a) or Section 6.19(b)(v), as applicable, the last day of the second consecutive quarter as of which the Borrower has failed to satisfy the Consolidated Tangible Net Worth Test or Leverage Test (as applicable). For purposes of illustration (but without limitation of the foregoing), if the Borrower fails to satisfy the Leverage Test as of March 31, 2014 and as of June 30, 2014, the Term-Out Date shall be June 30, 2014, and the first reduction of the Aggregate Commitment pursuant to Section 2.23 shall occur on September 30, 2014.
“Term-Out Period” means the period of time commencing on the Term-Out Date and expiring on the Facility Termination Date for the Extending Lenders.

“Transferee” is defined in Section 12.3(e).
“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Term SOFR Advance and with respect to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unrestricted Cash” means cash, Cash Equivalents and Marketable Securities of the Borrower and the Guarantors that are free and clear of all Liens (other than customary deposit bank liens) and not subject to any restrictions (other than with respect to costs of liquidating certain Cash Equivalents prior to maturity).
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“U.S. Special Resolution Regimes” is defined in Section 9.16.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Loan Classes. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Term SOFR Advance”) or by Class and Type (e.g., a “Term SOFR Revolving Advance”).
1.3.    Term SOFR Notification. The interest rate on Term SOFR Borrowings is determined by reference to the Adjusted Term SOFR Screen Rate, which is derived from Term SOFR. Section 3.3(ii) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 3.3(ii), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Designated Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3(ii), will have the same value as, or be economically equivalent to, Term SOFR. The Designated Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, the Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Designated Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE CREDITS
2.1.    Commitment From and including the date of this Agreement and prior to the Facility Termination Date for the applicable Lender, such Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower in Dollars and participate in Facility LCs issued upon the request of the Borrower, provided that (i) after giving effect to the making of each such Loan and the issuance of each such Facility LC, the Dollar Amount of such Lender’s Outstanding Credit Exposure shall not exceed its Commitment and (ii) at any time at which the Leverage Ratio, determined as of the last day of the most recent fiscal quarter, exceeds 55%, the aggregate principal amount of all Consolidated Senior Debt Borrowings outstanding shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date (with the understanding that Commitments shall be reduced on the Facility Termination Date for Non-Extending Lenders, and amounts owing to such Non-Extending Lenders shall be repaid on their Facility Termination Date). Commitments for Non-Extending Lenders shall terminate on the Facility Termination Date occurring on December 18, 2023, and Commitments for Extending Lenders shall terminate on the Facility Termination Date occurring on December 18, 2025. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2.    Determination of Dollar Amounts; Required Payments; Termination. The Designated Agent will determine the Dollar Amount of: (a) each Advance as of the date three (3) Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Designated Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Designated Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day. If at any time either (i) the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment or (ii) the Leverage Ratio, determined as of the last day of the most recent fiscal quarter, exceeds 55%, the aggregate principal amount of all Consolidated Senior Debt Borrowings exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then the Borrower shall within three (3) Business Days after notice from the Designated Agent make a payment on the Loans or Cash Collateralize LC Obligations in an account with the Designated Agent pursuant to Section 2.19(k) sufficient to eliminate such excess. That portion of the Aggregate Outstanding Credit Exposure (other than LC Obligations that are Cash Collateralized in accordance with this Agreement) and all other unpaid Obligations under this Agreement and the other Loan Documents corresponding with the Non-Extending Lenders shall be paid in full by the Borrower on the Facility Termination Date occurring on December 18, 2023. That portion of the Aggregate Outstanding Credit Exposure (other than LC Obligations that are Cash Collateralized in accordance with this Agreement) and all other unpaid Obligations under this Agreement and the other Loan Documents corresponding with the Extending Lenders shall be paid in full by the Borrower on the Facility Termination Date occurring on December 18, 2025.
2.3.    Ratable Loans; Types of Advances Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares. The Revolving Advances may be Base Rate Advances or Term SOFR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.
2.4.    [Reserved]
2.5.    Commitment Fee. The Borrower agrees to pay to the Designated Agent for the account of each Lender according to its Pro Rata Share a Commitment Fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date for such Lender, payable in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date for such Lender. The Commitment Fee shall continue to be payable during the Term-Out Period.

2.6.    Minimum Amount of Each Advance. Each Term SOFR Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, and each Base Rate Advance shall be in the minimum amount of $500,000 and incremental amounts in integral multiples of $50,000, provided, however, that any Base Rate Advance may be in the amount of the Available Aggregate Commitment or, if less, the maximum amount permitted to be advanced under clause (ii) of Section 2.1.
2.7.    Reductions in Aggregate Commitment; Optional Principal Payments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 (but not less than $25,000,000), upon at least five (5) Business Days’ prior written notice to the Designated Agent by 12:00 noon (Eastern time), which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. In addition, the Aggregate Commitment shall be reduced by the Commitments of the Non-Extending Lenders on their Facility Termination Date. The Borrower shall make such payments on such date as are necessary to cause the Aggregate Commitments (giving effect to such reduction) to equal or exceed the Aggregate Outstanding Credit Exposure on such date (with such payments being subject to the payment of any funding indemnification amounts required by Section 3.4, but without penalty or premium). All accrued Commitment Fees owing to a Lender shall be payable on the effective date of any termination of the obligations of such Lender to make Credit Extensions hereunder (including on its respective Facility Termination Date). The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $500,000 and incremental amounts in integral multiples of $50,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Base Rate Advances upon same day notice by 12:00 noon (Eastern time) to the Designated Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $100,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Term SOFR Advances upon at least two (2) Business Days’ prior written notice to the Designated Agent by 12:00 noon (Eastern time).
2.8.    Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of Advance and, in the case of each Term SOFR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Designated Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than 1:00 p.m. (Eastern time) on the Borrowing Date of each Base Rate Advance and two (2) Business Days before the Borrowing Date for each Term SOFR Advance in Dollars, specifying:
(i)    the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)    the aggregate amount of such Advance,
(iii)    the Type of Advance selected, and
(iv)    in the case of each Term SOFR Advance, the Interest Period applicable thereto.
Not later than 2:00 p.m. (Eastern time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Designated Agent at its address specified pursuant to Article XIII. The Designated Agent will make the funds so received from the Lenders available to the Borrower at the Designated Agent’s aforesaid address.
2.9.    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Term SOFR Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Term SOFR Advance shall continue as a Term SOFR Advance until the end of the then applicable Interest Period therefor, at which time such Term SOFR Advance shall be automatically converted into a Base Rate Advance unless (x) such Term SOFR Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Designated Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term SOFR Advance continue as a Term SOFR Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a Term SOFR Advance. The Borrower shall give the Designated Agent irrevocable notice in the form of Exhibit L (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a Term SOFR Advance, conversion of a Term SOFR Advance to a Base Rate Advance, or continuation of a Term SOFR Advance not later than 12:00 noon (Eastern time) at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying:
(i)    the requested date, which shall be a Business Day, of such conversion or continuation,
(ii)    the Type of the Advance which is to be converted or continued, and
(iii)    the amount of such Advance which is to be converted into or continued as a Term SOFR Advance and the duration of the Interest Period applicable thereto.
After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than six (6) Interest Periods in effect hereunder.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Designated Agent and such Lender.
2.10.    Interest Rates. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Term SOFR Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into a Term SOFR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Term SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Designated Agent as applicable to such Term SOFR Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. No Interest Period may end after the Facility Termination Date for the Extending Lenders.
2.11.    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Designated Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Term SOFR Advance. During the continuance of an Event of Default the Required Lenders may, at their option, by notice from the Designated Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Term SOFR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, (ii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iii) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Sections 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Designated Agent or any Lender. After an Event of Default has been waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.12.    Method of Payment. Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Designated Agent at the Designated Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Designated Agent specified in writing by the Designated Agent to the Borrower, by 12:00 noon (Eastern time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the LC Issuers have not been fully indemnified by the Lenders or (ii) as otherwise specifically required hereunder) be applied ratably by the Designated Agent among the Lenders. Each payment delivered to the Designated Agent for the account of any Lender shall be delivered promptly by the Designated Agent to such Lender in the same type of funds that the Designated Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Designated Agent from such Lender. The Designated Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Designated Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.19(f).

2.13.    Noteless Agreement; Evidence of Indebtedness. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Designated Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Designated Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Designated Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit F (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Designated Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14.    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Designated Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Designated Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Designated Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Designated Agent and the Lenders, the records of the Designated Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15.    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such Monthly Payment Date to occur after the date hereof and at maturity. Interest accrued on each Term SOFR Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Term SOFR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Term SOFR Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest at the Base Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Eastern time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, unless such succeeding Business Days fall in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.
2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Designated Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Designated Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Designated Agent will notify each Lender of the interest rate applicable to each Term SOFR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.    Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Designated Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.18.    Non-Receipt of Funds by the Designated Agent. Unless the Borrower or a Lender, as the case may be, notifies the Designated Agent prior to the date on which it is scheduled to make payment to the Designated Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Designated Agent for the account of the Lenders, that it does not intend to make such payment, the Designated Agent may assume that such payment has been made. The Designated Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Designated Agent, the recipient of such payment shall, on demand by the Designated Agent, repay to the Designated Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Designated Agent until the date the Designated Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.    Facility LCs.
(a)    Issuance. Each LC Issuer hereby agrees, within the limits of its LC Issuer’s LC Limit and on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit denominated in Dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date for the Extending Lenders upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate maximum amount then available for drawing under Facility LCs issued by such LC Issuer shall not exceed its LC Issuer’s LC Limit, (ii) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed fifty percent (50%) of the Aggregate Commitment, (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment, (iv) at any time at which the Leverage Ratio, determined as of the last day of the most recent fiscal quarter, exceeds 55%, the aggregate principal amount of all Consolidated Senior Debt Borrowings outstanding shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date; and (v) amounts available under this Section 2.19.(a) shall be reduced on the Facility Termination Date for the Non-Extending Lenders as a result of the reduction in the Aggregate Commitment on such date. No Facility LC shall have an expiry date later than the fifth Business Day prior to the Facility Termination Date for the Extending Lenders; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has Cash Collateralized such Facility LC in accordance with Section 2.19(l). Notwithstanding the foregoing, no Declining Lender shall issue a Facility LC that has an expiry date that is later than its Declining Lender’s Termination Date.
(b)    Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
(c)    Notice. Subject to Section 2.19(a), the Borrower shall give the Designated Agent notice prior to 12:00 noon (Eastern time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the applicable LC Issuer, the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Designated Agent shall promptly notify the applicable LC Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). No LC Issuer shall have any independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that no LC Issuer shall issue a Facility LC if, on or before the proposed date of issuance, such LC Issuer shall have received notice from the Designated Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)    LC Fees. The Borrower shall pay to the Designated Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Term SOFR Loans in effect from time to time on the average daily undrawn face amount of such Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on each Quarterly Payment Date (the “LC Fee”). The Borrower shall also pay to each LC Issuer for its own account (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn face amount under such Facility LC issued by it, such fee to be payable in arrears on each Quarterly Payment Date and (y) on demand, all amendment, drawing and other fees regularly charged by such LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by such LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.
(e)    Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Designated Agent and the Designated Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of each LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Eastern time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.

(f)    Reimbursement by the Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by an LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)    Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).
(h)    Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
(i)    Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Designated Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, such LC Issuer or the Designated Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Designated Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Designated Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) an LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.
(j)    Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

(k)    Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Designated Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Designated Agent (the “Facility LC Collateral Account”), in the name of the Borrower but under the sole dominion and control of the Designated Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Designated Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Designated Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall either (i) obligate Borrower to deposit any funds in the Facility LC Collateral Account, (ii) obligate the Designated Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or (iii) limit the right of the Designated Agent to release any funds held in the Facility LC Collateral Account, in each case other than as required by Section 2.2, Section 2.19(l), Section 2.22 or Section 8.1.
(l)    Cash Collateralization. If the expiration date of any Facility Letter of Credit is (i) later than the Facility Termination Date for the Extending Lenders, (ii) in the case of a Facility LC issued by a Declining Lender or a Non-Extending Lender, later than its Declining Lender’s Termination Date, such date on which such Declining Lender is replaced pursuant to Section 2.20, or its Facility Termination Date, as applicable, (iii) in the case of a Facility LC issued by a Defaulting Lender, which Defaulting Lender is replaced pursuant to Section 2.20 or (iv) in the case of a Facility LC otherwise issued by an Affected Lender that is replaced pursuant to Section 2.20, later than the date of such replacement, the Borrower shall (x) in the case of clause (i) above, either, (A) Cash Collateralize such Facility LC not less than thirty (30) days prior to the Facility Termination Date for the Extending Lenders or (B) if acceptable to the applicable LC Issuer in its sole discretion, provide collateral or other alternatives acceptable to such LC Issuer in its sole discretion (in the case of clause (B), “Non-Cash Collateralized Letters of Credit”) (provided that the obligations of the Lenders to make payments to the Designated Agent for the account of an LC Issuer under Section 2.19(e) in respect of Non-Cash Collateralized Letters of Credit and the obligation of the Borrower to pay the LC Fees and other fees required under Section 2.19(d) hereof in respect of Non-Cash Collateralized Letters of Credit shall in each case terminate on the Facility Termination Date for the Extending Lenders and the Non-Cash Collateralized Letters of Credit shall cease to be Facility LCs hereunder) or (y) in the case of clause (ii) above, Cash Collateralize such Facility LC no later than the date of replacement of such Declining Lender or, if not so replaced, Cash Collateralize such Facility LC no later than thirty (30) days prior to such Declining Lender’s Termination Date or (z) in the case of clause (iii) or (iv) above, Cash Collateralize such Facility LC no later than the date of replacement of a Defaulting Lender or Affected Lender pursuant to Section 2.20. In addition, the Borrower shall Cash Collateralize Facility LCs when required by and in accordance with Section 2.2, Section 2.22 and Section 8.1. The Borrower also shall be required to comply with the foregoing in advance of the Facility Termination Date for Non-Extending Lenders if the face amount of outstanding Facility LCs and the principal amount of the other Obligations then outstanding exceed the Aggregate Commitment as reduced on such date.

(m)    Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.
2.20.    Replacement of Lender. If (a) the Borrower is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender or (b) if any Lender’s obligation to make or continue, or to convert Base Rate Advances into Term SOFR Advances shall be suspended pursuant to Section 3.3 or (c) if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuers pursuant to Section 2.19(e) or (d) if any Lender declines to approve an amendment or waiver that is approved by the Required Lenders or (e) if any Lender is a Declining Lender or (f) if any Lender otherwise becomes a Defaulting Lender (any Lender so affected, an “Affected Lender”), the Borrower may elect, if the circumstances resulting in such Lender being an Affected Lender continue, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Co-Administrative Agents and which is either a Qualified Bank or reasonably satisfactory to each LC Issuer (a “Replacement Lender”) shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments; (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender under Section 3.4 on the day of such replacement had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender; and (iii) in the case of an assignment by a Declining Lender under this Section 2.20, the Replacement Lender that is the assignee of the Declining Lender shall agree at the time of such assignment to the extension to the Extension Date of the applicable Facility Termination Date of the Extending Lenders, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and the Designated Agent.
2.21.    Limitation of Interest. The Borrower, the Designated Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the

Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Designated Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Designated Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Designated Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Designated Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer hereunder; third, to Cash Collateralize each LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Designated Agent; fifth, if so determined by the Designated Agent and the Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d);

sixth, to the payment of any amounts owing to the Lenders or the LC Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any LC Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Designated Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposures of such Lenders to the Aggregate Outstanding Exposure of all Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. If there is more than one LC Issuer, amounts in respect of the Fronting Exposure of each LC Issuer under this Section 2.22(a)(ii) shall be determined on a pro rata basis based on the respective Fronting Exposures of each such LC Issuer.

(iii)    Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).
(C)    With respect to any Commitment Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Designated Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b)    Defaulting Lender Cure. If the Borrower, the Designated Agent and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Designated Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Designated Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Facility LCs. So long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Designated Agent or any LC Issuer (with a copy to the Designated Agent) the Borrower shall Cash Collateralize each LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant(s) to the Designated Agent, for the benefit of the LC Issuers, and agree(s) to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Designated Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Designated Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Designated Agent, pay or provide to the Designated Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce an LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Designated Agent and the applicable LC Issuers that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the applicable LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
(e)    Borrower’s Rights. Without limitation of the foregoing, Borrower shall have such rights and remedies against a Defaulting Lender as are available at law or in equity.
2.23.    Term-Out Period.
(a)    Commencement of Term-Out Period. If pursuant to the provisions of Section 6.19(a) or Section 6.19(b)(v) the Term-Out Period shall commence, then effective as of the applicable Term-Out Date the provisions of this Section 2.23 shall apply.
(b)    Term-Out Period. From and after one (1) calendar quarter after the Term-Out Date, the Aggregate Commitment (and each Lender’s Commitment) in effect as of the Term-Out Date shall be reduced on the first day after the end of each calendar quarter period by a percentage of such Aggregate Commitment amount (or such Lender’s Commitment amount) as follows:

Period	Percentage of Commitment Reduction	Percentage of Commitment Remaining
One calendar quarter after Term-Out Date	16.666%	83.334%
Two calendar quarters after Term-Out Date	16.667%	66.667%
Three calendar quarters after Term-Out Date	16.667%	50.000%
Four calendar quarters after Term-Out Date	16.666%	33.334%
Five calendar quarters after Term-Out Date	16.667%	16.667%
Six calendar quarters after Term-Out Date	16.667%	0%

The commencement of the Term-Out Period shall not extend the Facility Termination Date for any Lender, and the Aggregate Commitment shall be reduced, irrespective of the Term-Out Period, on the Facility Termination Date for the Non-Extending Lenders.
2.24.    Increase Option. Provided that the Term-Out Period has not commenced, the Borrower may from time to time elect to increase the Commitments, in each case in integral multiples of $5,000,000 (but not less than $25,000,000) or such lower amount as the Borrower and the Designated Agent agree upon, so long as, after giving effect thereto, the aggregate amount of the Commitments does not exceed $1,700,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Borrower and the Co-Administrative Agents, in each case not to be unreasonably withheld, and shall be either a Qualified Bank or approved by each LC Issuer, such approval not to be unreasonably withheld, and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit G hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit H hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.24. Increases and new Commitments created pursuant to this Section 2.24 shall become effective on the date agreed by the Borrower and the relevant Increasing Lenders or Augmenting Lenders and upon reasonable prior written notice to the Designated Agent, and the Designated Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (1) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied (or waived by the Required Lenders) and the Designated Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (2) the Designated Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase, as well as such documents as the Designated Agent may reasonably request (including, without limitation, customary opinions of counsel and affirmations of Loan Documents). On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Designated Agent such amounts in immediately available funds as the Designated Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.8). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.24 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

2.25.    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Designated Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Designated Agent or such Lender. The provisions of this Section 2.25 shall be and remain effective notwithstanding any contrary action which may have been taken by the Designated Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.25 shall survive the termination of this Agreement.
2.26.    Extension of Facility Termination Date. Provided that the Term-Out Period has not commenced, the Borrower may request, but not more than once in each fiscal year of the Borrower and on no more than two occasions in the aggregate after the Effective Date, an extension of the Facility Termination Date for the Extending Lenders by submitting a request for an extension to the Designated Agent (an “Extension Request”). The Extension Request must specify the new Facility Termination Date requested by the Borrower with respect thereto (“Extension Date”), which shall be not more than five (5) years from the effective date such extension becomes effective in accordance with the provisions of this Section. The Extension Request shall be accompanied by a certificate, signed by an Authorized Officer, stating that on the date of the Extension Request, no Default or Event of Default has occurred and is continuing and that all of the representations and warranties in Article V are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). On the Extension Date, the Borrower shall deliver a certificate, signed by an Authorized Officer, stating that on the Extension Date, no Default or Event of Default has occurred and is continuing and that all of the representations and warranties in Article V are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). Promptly upon receipt of an Extension Request, the Designated Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). Each Lender may, at its election, approve or deny an extension of its Facility Termination Date (it being understood that no Lender shall be under any obligation to approve an extension of its Facility Termination Date). Each Lender approving an Extension Request shall deliver its written approval no later than 75 days following such Extension Request. If written approval of the Required Lenders is not received by the Designated Agent within such 75-day period, the Extension Request shall be denied. If such written approval of the Required Lenders is received by the Designated Agent within such 75-day period, the Facility Termination Date for such Lenders shall be extended to the Extension Date specified in the Extension Request, but only with respect to the Commitments of the Lenders that have given such written approval. Except to the extent that a Lender that did not give its written approval to such Extension Request (“Declining Lender”) is replaced prior to its Declining Lender’s Termination Date as provided in Section 2.20, then (a) the Aggregate Commitment shall be decreased by the Commitment of each such Declining Lender, which Declining Lender’s Commitment shall terminate on (and the Aggregate Commitment shall decrease effective as of) the Facility Termination Date, as determined prior to such Extension Request (the “Declining Lender’s Termination Date”) and (b) the Loans and all interest, fees and other amounts owed to such Declining Lender shall be paid in full on each such Declining Lender’s Termination Date; provided, however, if prior to the Declining Lender’s Termination

Date, a Declining Lender that has not been replaced as provided in Section 2.20 subsequently determines to extend its Commitment, that Lender (at its option and with the written consent of the Borrower but without the consent of any other person) may extend the maturity of its commitment to the Extension Date pursuant to a supplement to this Agreement executed by such Lender and the Borrower and delivered to the Designated Agent prior to the applicable Declining Lender Termination Date, in which case (a) the Aggregate Commitment shall not be decreased by that Lender’s Commitment, (b) there will be no “Declining Lender’s Termination Date” for such Lender and (c) such Lender’s Commitment shall terminate on the most recently effective Extension Date.
ARTICLE III

YIELD PROTECTION; TAXES
3.1.    Yield Protection. If, after the date of this Agreement, there occurs any adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted (subject to Section 3.7 below), adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:
(a)    subjects any Lender or any applicable Lending Installation, any LC Issuer, or the Designated Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity, or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Term SOFR Advances), or

(c)    imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining its Term SOFR Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or LC Issuer in connection with its Term SOFR Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Term SOFR Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.
3.2.    Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation or holding company controlling such Lender or LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.
3.3.    Availability of Types of Advances; Adequacy of Interest Rate; Benchmark Replacement.
(i)    Availability of Term SOFR Advances. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 3.3(ii), if the Designated Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Designated Agent that the Required Lenders have determined, that:
(A)    for any reason in connection with any request for a Term SOFR Advance or a conversion or continuation thereof that the Adjusted Term SOFR Screen Rate for any requested Interest Period with respect to a proposed Term SOFR Advance does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or

(B)    the interest rate applicable to Term SOFR Advances for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Designated Agent shall suspend the availability of Term SOFR Advances and require any affected Term SOFR Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
(ii)    Benchmark Replacement.
(A)    Benchmark Transition Event; Early Opt-in Election. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Designated Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Designated Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(B)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Designated Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(C)    Notices; Standards for Decisions and Determinations. The Designated Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Designated Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(ii).
(D)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Designated Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Designated Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Designated Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(iii)    Benchmark Unavailability Period. Upon notice to the Borrower by the Designated Agent in accordance with Section 13.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with Section 3.3(ii), the Borrower may revoke any request for a Term SOFR Advance, or any request for the conversion or continuation of a Term SOFR Advance to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Advance or conversion to a Base Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

3.4.    Funding Indemnification. If (a) any payment of a Term SOFR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Term SOFR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, (c) a Term SOFR Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any Term SOFR Advance on the date specified in any notice delivered pursuant hereto, or (e) any Term SOFR Advance is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that Interest Differential shall not be discounted to its present value.
The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential with respect to any portion of the principal balance accelerated or paid before the end of the Interest Period for such Term SOFR Advance, whether voluntarily, involuntarily, or otherwise, including without limitation any principal payment required upon maturity when the Borrower has elected an Interest Period that extends beyond the scheduled maturity date of such Loan and any principal payment required following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation, application of insurance proceeds, or otherwise. Such Interest Differential shall at all times be an Obligation as well as an undertaking by the Borrower to the Lenders whether arising out of a voluntary or mandatory prepayment.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.4 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.5.    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, LC Issuer or the Designated Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Designated Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Loan Parties shall indemnify each Lender, LC Issuer or the Designated Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, LC Issuer or the Designated Agent or required to be withheld or deducted from a payment to such Lender, LC Issuer or the Designated Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer (with a copy to the Designated Agent), or by the Designated Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Designated Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Designated Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Designated Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Designated Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Designated Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Designated Agent to the Lender from any other source against any amount due to the Designated Agent under this paragraph (d).
(e)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Designated Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Designated Agent.
(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Designated Agent, at the time or times reasonably requested by the Borrower or the Designated Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Designated Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Designated Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Designated Agent as will enable the Borrower or the Designated Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Designated Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Designated Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Designated Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Designated Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Designated Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Designated Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Designated Agent as may be necessary for the Borrower and the Designated Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Designated Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Designated Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of Section 3.5(d) and (f), the term “Lender” includes each LC Issuer.
(j)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower, the other Loan Parties and the Designated Agent shall treat (and the Lenders hereby authorize the Designated Agent to treat) the Loans and the Facility LCs as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.6.    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Term SOFR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Term SOFR Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Designated Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Term SOFR Loan shall be calculated as though each Lender funded its Term SOFR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Term SOFR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be due within ten (10) days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4, 3.5 and 3.7 shall survive payment of the Obligations and termination of this Agreement.

3.7.    Cutoff. Failure or delay on the part of the Designated Agent or any Lender, Lending Installation, or LC Issuer to demand compensation pursuant to Section 3.1 or 3.2 shall not constitute a waiver of such Person’s right to demand such compensation; provided that Borrower shall not be required to compensate any such Person for any increased costs or reductions incurred more than 360 days prior to the date that such Person notifies Borrower of the event giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the 360-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.8.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to a then-current Benchmark, or to determine or charge interest rates based upon such Benchmark, then, upon notice thereof by such Lender to the Borrower (through the Designated Agent), (a) any obligation of such Lender to make or continue Advances based on such Benchmark or to convert Base Rate Advances to Advances based on such Benchmark shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to a component of the Base Rate based on such Benchmark, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Designated Agent without reference to such component of the Base Rate, in each case until such Lender notifies the Designated Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Designated Agent), at the Borrower’s election either prepay or, if applicable, convert each affected Loan of such Lender to a Base Rate Loan (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by the Designated Agent without reference to such component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender can lawfully continue to maintain such Loan to such day, or immediately, if such Lender cannot lawfully continue to maintain such Loan, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon such Benchmark, the Designated Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the affected component thereof until the Designated Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
ARTICLE IV

CONDITIONS PRECEDENT
4.1.    Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a)    The Designated Agent shall have received executed counterparts of each of this Agreement and the Guaranty.
(b)    The Designated Agent shall have received a certificate, signed by the chief financial officer of the Borrower, stating that on the date of the initial Credit Extension (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.
(c)    The Designated Agent shall have received a written opinion of the Borrower’s counsel (which may include in-house counsel), addressed to the Lenders, in the form of Exhibit A.
(d)    The Designated Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.
(e)    The Designated Agent shall have received such documents and certificates relating to the organization, existence and good standing of the Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Designated Agent and its counsel and as further described in the list of closing documents attached as Exhibit I.
(f)    If the initial Credit Extension will be the issuance of a Facility LC, the applicable LC Issuer shall have received a properly completed Facility LC Application.
(g)    The Designated Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h)    There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower and the Guarantors taken as a whole, since December 31, 2012 or (y) in the facts and information regarding such entities as represented by such entities to date.
(i)    The Designated Agent shall have received evidence of all governmental, equity holder and third party consents and approvals (if any) necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and the Guarantors, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Designated Agent could have such effect.

(j)    No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(k)    The Designated Agent shall have received: (i) pro forma financial statements giving effect to the initial Credit Extensions contemplated hereby, which demonstrate, in the Designated Agent’s reasonable judgment, together with all other information then available to the Designated Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants and tests set forth in Section 6.19, (ii) such information as the Designated Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements, (iii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2013, and (iv) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended 2012.
4.2.    Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Borrowing Date:
(a)    There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)    The representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.
Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
5.1.    Existence and Standing. Each of the Borrower and Guarantors is a corporation or (in the case of Guarantors only) partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect).

5.2.    Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity. Each Guarantor has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver the Guaranty delivered by it and to perform its obligations thereunder. The execution and delivery by each Guarantor of such Guaranty and the performance of its obligations thereunder have been duly authorized, and each Guaranty constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
5.3.    No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Guarantor or (ii) the Borrower’s or any Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Guarantor, is required to be obtained by the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower or any Guarantor of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4.    Financial Statements. The December 31, 2012 audited consolidated financial statements of the Borrower and its Subsidiaries, and their unaudited financial statements dated as of September 30, 2013, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to (in the case of such unaudited financial statements) final audit adjustments.

5.5.    Material Adverse Change. Since the date of the most recent audited financial statements of the Borrower delivered to the Designated Agent, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and the Guarantors which could reasonably be expected to have a Material Adverse Effect.
5.6.    Taxes. The Borrower and Guarantors have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower and Guarantors pursuant to such returns or pursuant to any assessment received by the Borrower or any Guarantor, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes that have had or would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and the Guarantors in respect of any Taxes or other governmental charges are adequate.
5.7.    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Senior Officer, threatened against or affecting the Borrower or any Guarantor which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to such litigation, arbitration or proceedings which would not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8.    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of November 1, 2018, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non-assessable. The Guarantors include all of the Significant Homebuilding Subsidiaries.
5.9.    ERISA. With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
5.10.    Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Guarantors (taken as a whole) to the Designated Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (taken as a whole) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements (taken as a whole) contained therein not misleading at the time the statements are furnished or dated.

5.11.    Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12.    Material Agreements. Neither the Borrower nor any Guarantor is a party to any agreement or instrument or subject to any charter or other corporate limited liability company or partnership restriction which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would reasonably be expected to have a Material Adverse Effect.
5.13.    Compliance With Laws. The Borrower and the Guarantors are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, the violation of which would reasonably be expected to have a Material Adverse Effect.
5.14.    Ownership of Properties. On the date of this Agreement, the Borrower and the Guarantors will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Designated Agent as owned by the Borrower and its Subsidiaries (except to the extent that (i) they may have been disposed of in a manner permitted by Section 6.13(a) or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).
5.15.    Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code, and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.16.    Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of the Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

5.17.    Investment Company Act. Neither the Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18.    Insurance. The Borrower maintains, and has caused each Guarantor to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice.
5.19.    Subordinated Indebtedness. As of the date of this Agreement, neither the Borrower nor any Guarantor has any Subordinated Indebtedness.
5.20.    Solvency.
(a)    Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Credit Extension, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become due and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.
(b)    The Borrower does not intend to, or to permit any of its Guarantors to, and does not believe that it or any of its Guarantors will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Guarantor and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Guarantor.
5.21.    No Default. No Default or Event of Default has occurred and is continuing.
5.22.    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws; Affected Financial Institution.
(a)    The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, is a Sanctioned Person. No Loan or Facility LC, use of the proceeds of any Loan or Facility LC or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
(c)    No Loan Party is an Affected Financial Institution.
ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Designated Agent and the Lenders:
(a)    Within 100 days after the close of each of its fiscal years, an audit report, which report shall not be subject to any “going concern” qualification or qualification as to the scope of such audit report, certified by one of the “Big Four” accounting firms or other nationally recognized independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and stockholders’ equity statement, and a statement of cash flows, accompanied by any management letter prepared by said accountants.
(b)    Within 60 days after the close of the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and stockholders’ equity statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or other Authorized Officer.
(c)    Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or other Authorized Officer showing the calculations necessary to determine compliance with this Agreement (including Sections 6.19(a) through (e)) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(d)    By the forty-fifth (45th) day of each fiscal quarter of each fiscal year (and without regard to whether the Borrower has a Leverage Ratio in excess of 55%), a Borrowing Base Certificate of an Authorized Officer of the Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding fiscal quarter.

(e)    Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
(f)    Promptly upon the filing thereof, copies of all registration statements (except Form S-8) and annual, quarterly, or other periodic reports, with the exception of exhibits (unless otherwise requested by the Designated Agent), which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.
(g)    Such other information (including additional financial information (such as, by way of example and without limitation, the plan and forecast for the next fiscal year and a projected consolidated and consolidating balance sheet, income statement and statement of cash flows of the Borrower for the next fiscal year), non-financial information and environmental reports) as the Designated Agent or any Lender may from time to time reasonably request.
(h)    On or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance reasonably acceptable to the Designated Agent.
Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) or any document required to be delivered pursuant to Section 6.1(e) or Section 6.1(f) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Designated Agent and the Lenders without charge; provided that the Borrower shall give notice of any such filing to the Designated Agent (who shall then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Designated Agent if the Designated Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Designated Agent. If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.
6.2.    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U). The Borrower will not request any Loan or Facility LC, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Facility LC (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.

6.3.    Notice of Material Events. The Borrower will, and will cause each Guarantor to, give notice in writing to the Designated Agent and each Lender, promptly and in any event within ten (10) days after a Senior Officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)    any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Guarantor that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions;
(c)    with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;
(d)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(e)    any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4.    Conduct of Business. Except as otherwise permitted under this Agreement, the Borrower will, and will cause each Guarantor to, carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, limited liability company or limited partnership (as applicable) in their respective jurisdictions of incorporation or formation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted, except where the failure to maintain such authority would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as the Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor. Without limitation of the foregoing, the Borrower shall at all times engage principally in the Related Businesses.
6.5.    Taxes. The Borrower will, and will cause each Guarantor to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP, and which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.6.    Insurance. The Borrower will, and will cause each Guarantor to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to Designated Agent upon request full information as to the insurance carried.
6.7.    Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each Guarantor to, (i) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (ii) perform its obligations under material agreements to which it is a party, except where the failure to perform such obligations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.
6.8.    Maintenance of Properties. The Borrower and each Guarantor will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.
6.9.    Books and Records; Inspection. The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Guarantor to, permit the Designated Agent and the Lenders, by their respective representatives and agents to inspect any of the Property, books and financial records of the Borrower and each Guarantor, to examine and make copies of the books of accounts and other financial records of the Borrower and each Guarantor, and to discuss the affairs, finances and accounts of the Borrower and each Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Designated Agent or any Lender may designate. At any time that a Default exists, such inspections and examinations shall be at Borrower’s expense.
6.10.    Payment of Obligations. The Borrower will, and will cause each Guarantor to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Guarantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
6.11.    Intentionally Omitted.
6.12.    Merger. Neither the Borrower nor any Guarantor will merge or consolidate with or into any other Person, unless:

(i)    (A) any Guarantor is merging with any other Guarantor; (B) any Guarantor is merging with the Borrower, and the Borrower is the continuing corporation; (C) any Guarantor is merging with a Person that is not a Subsidiary of the Borrower and (x) if the Guarantor is not the continuing corporation, such transaction is in compliance with the provisions of Section 6.13(b) or (y) if the Guarantor is the continuing corporation, such transaction is a Permitted Acquisition; or (D) a Non-Guarantor Subsidiary is merging with the Borrower or any Guarantor, and the Borrower or a Guarantor, as applicable, is the continuing corporation; and
(ii)    no Event of Default shall exist or shall occur after giving effect to such transaction; and
(iii)    after giving effect to such transaction, the Borrower shall be in compliance with the Consolidated Tangible Net Worth Test and the Leverage Test; and
(iv)    the transaction is not otherwise prohibited under this Agreement.
6.13.    Sale of Assets.
(a)    Neither the Borrower nor any Guarantor will lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person (other than the Borrower or another Guarantor) except for (i) sales or leases in the ordinary course of business, (ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and Guarantors previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the month in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of the Borrower and Guarantors (taken as a whole) and (iii) transfers of assets by a Guarantor to another Guarantor (including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to the Designated Agent at the time at which such assets are transferred to such Subsidiary).
(b)    The Borrower shall not sell or transfer or cause to be sold or transferred (other than to the Borrower or another Guarantor), in a single transaction or a series of transactions (i) all or substantially all of the assets of any Guarantor or (ii) such securities or other ownership interests in a Guarantor as would result in such Guarantor ceasing to be a Subsidiary of the Borrower (whether by merger, consolidation, sale, assignment or otherwise) unless (A) any such transaction is (and, if it were the sale of all of the assets of such Guarantor, such transaction would be) in compliance with the provisions of Section 6.13(a) and (B) following such transaction and the release of such Guarantor provided for below, the Borrower would be in compliance with its obligations under this Agreement. Upon not less than 30 days’ prior written request from the Borrower, accompanied by a certificate of the Borrower certifying as to the foregoing, Designated Agent shall deliver, at the time of the consummation of such transaction, a release of such Guarantor from its obligations under the Guaranty, and such entity shall cease to be a Guarantor hereunder.

(c)    For purposes of this Section 6.13, “Material Portion” means, with respect to the Property of the Borrower and Guarantors (taken as a whole), Property which represents more than 25% of the book value of all assets of the Borrower and Guarantors (taken as a whole). If a Material Portion of the Property of the Borrower and Guarantors (taken as a whole) is leased, sold or disposed of in violation of this Section 6.13, the Borrower shall pay to the Designated Agent for the benefit of Lenders at the time of such lease, sale or disposal, all amounts owed by the Borrower pursuant to Section 2.2, taking into account the effect of such lease, sale or disposal.
6.14.    Investments and Acquisitions. Neither the Borrower nor any Guarantor will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(i)    Investments in Cash Equivalents and/or Marketable Securities.
(ii)    Loans or advances made to officers, directors or employees of the Borrower or any Guarantor or any Subsidiary.
(iii)    Carryback loans made in the ordinary course of business in conjunction with the sale of Property of the Borrower or such Guarantor.
(iv)    Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets.
(v)    Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of the Borrower or any Guarantor or any Subsidiary, including without limitation Investments in special districts.
(vi)    Investments in existing Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 6.14(vii)) and other Investments in existence on the date hereof.
(vii)    Investments in (A) Non-Guarantor Subsidiaries or (B) other Persons whose primary business is not a Related Business, in an amount (in the aggregate for both clause (A) and clause (B)) outstanding at any one time not to exceed 30% of Adjusted Consolidated Tangible Net Worth, provided that retained earnings of such Non-Guarantor Subsidiaries and Persons described in clause (B) shall not be deemed part of such Investment.
(viii)    The Acquisition of or Investment in a business or entity engaged primarily in a Related Business, provided that (a) immediately upon the consummation of any such Acquisition or Investment the Borrower and each Guarantor is in compliance with the terms, covenants and conditions of this Agreement (including without limitation the Consolidated Tangible Net Worth Test and Leverage Test and the provisions of Section 6.14(vii)), and (b) the Borrower shall deliver to the Designated Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of the Borrower, that, on the date of, and taking into account, the consummation of such Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of

Default has occurred and is continuing, and the Borrower is in compliance with the Consolidated Tangible Net Worth Test and Leverage Test.
(ix)    The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted), subject to the limitations contained in Section 6.14(vii).
(x)    Stock, obligations or securities received in satisfaction of debts owing to the Borrower or any Guarantor in the ordinary course of business.
(xi)    Pledges or deposits in cash by the Borrower or a Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.
(xii)    Loans representing intercompany Indebtedness between the Borrower, any Guarantor and/or any Subsidiary, subject to the limitations contained in Section 6.14(vii).
(xiii)    Investments pursuant to the Borrower’s or a Guarantor’s employment compensation plans or agreements.
(xiv)    Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of capital stock or other securities of the Borrower, but only to the extent the same is permitted under the Indenture.
(xv)    Investments, in addition to those enumerated above in this Section 6.14, in an aggregate amount outstanding at any time not to exceed $25,000,000.
6.15.    Liens. Neither the Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Guarantor, except:
(i)    Permitted Liens.
(ii)    Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Borrower or any Guarantor or any Subsidiary.
(iii)    Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that:

(A)    Any Property subject to any of the foregoing is acquired by the Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;
(B)    Each Lien shall attach only to the Property so acquired.
(iv)    Liens existing on the date hereof (and not otherwise permitted under this Section 6.15) and described in Schedule 6.15 hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.
(v)    Liens incurred in the ordinary course of business not otherwise permitted by this covenant, provided that the aggregate amount of Indebtedness secured by such Liens outstanding at any time shall not exceed $60,000,000.
(vi)    Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by the Borrower or such Guarantor in accordance with GAAP.
(vii)    Liens securing Non-Recourse Indebtedness of the Borrower or any Guarantor, where the amount of such Indebtedness is greater than fifty percent (50%) of the fair market value of the Property encumbered by the Liens.
(viii)    Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.
(ix)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(x)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.
(xi)    Leases or subleases granted to others not materially interfering with the ordinary course of business of the Borrower or any Guarantor.
(xii)    Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.

(xiii)    Liens in favor of the trustee named therein arising under the Indenture and liens for trustee’s fees and similar costs under any Refinancing Indebtedness of the Senior Notes.
(xiv)    Any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom.
(xv)    Any legal right of, or right granted in good faith to, a lender or lenders to which the Borrower or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of the Borrower or a Guarantor with or held by such lender or lenders.
(xvi)    Any pledge or deposit of cash or property by the Borrower or any Guarantor in conjunction with obtaining surety and performance bonds and Letters of Credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.
(xvii)    Liens incurred in the ordinary course of business as security for the Borrower’s or any Guarantor’s obligations with respect to indemnification in favor of title insurance providers.
(xviii)    Letters of Credit, bonds or other assets pledged to secure insurance in the ordinary course of business.
(xix)    Liens on assets securing warehouse lines of credit and repurchase agreements and other credit facilities to finance the operations of the Borrower’s mortgage lending Subsidiaries, insurance subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.
(xx)    Liens on real property that is not related to Housing Units or Land Under Development and that is owned by the Borrower or a Guarantor, which Liens secure Indebtedness of the Borrower or such Guarantor, provided (A) each such Lien attaches only to such real property and (B) the obligation secured by such Lien is limited to such Indebtedness.
(xxi)    From and after, but not prior to, the Term-Out Date, Liens incurred in the ordinary course of business not otherwise permitted by this covenant, encumbering real property owned by the obligor of the Indebtedness secured thereby, provided that the Borrower or any Guarantor may be the obligor of such Indebtedness and the Borrower or any Guarantor may guarantee such Indebtedness.
Notwithstanding anything herein to the contrary, neither the Borrower nor any Guarantor will, create, incur, or suffer to exist any Lien in, of or on the capital stock of any Guarantor.

6.16.    Affiliates. Neither the Borrower nor any Guarantor will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Guarantor’s business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than the Borrower or such Guarantor would obtain in a comparable arms-length transaction, (ii) Investments permitted under Section 6.14, (iii) pursuant to employment compensation plans and agreements, and (iv) with officers, directors and employees of the Borrower or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of Guarantor or the Borrower.
6.17.    Modification of Certain Indebtedness. Neither the Borrower nor any Guarantor will make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing (i) as to the Borrower, any Subordinated Indebtedness, and (ii) as to any Guarantor, Indebtedness that has been subordinated to Guarantor’s obligations under the Guaranty.
6.18.    Restricted Payment; Repurchase of Stock. The Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payment, or purchase, or incur any obligation to purchase, any capital stock of the Borrower either (a) during the Term-Out Period or (b) if, prior to or after giving effect to the declaration and payment of any Restricted Payment or purchase of such stock, there shall exist any Event of Default under this Agreement or any violation of the Consolidated Tangible Net Worth Test or Leverage Test (without regard to whether the Term-Out Period has commenced).
6.19.    Financial Covenants and Tests.
(a)    Consolidated Tangible Net Worth Test. The Borrower will not permit Consolidated Tangible Net Worth, determined as of the last day of each fiscal quarter of the Borrower, to be less than (i) $800,000,000 plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing after September 30, 2013 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity in each fiscal quarter after September 30, 2013, minus (iv) the lesser of (A) the amount paid by the Borrower after September 30, 2013 to repurchase its common stock and (B) $160,000,000 (the “Consolidated Tangible Net Worth Test”). Notwithstanding the foregoing, in the event that the Borrower shall at any time engage in an Acquisition for a purchase price equaling or exceeding $100,000,000, the Borrower may irrevocably elect to adjust the minimum Consolidated Tangible Net Worth for the Consolidated Tangible Net Worth Test to the following amount: (i) 75% of the Consolidated Tangible Net Worth immediately following the closing of such Acquisition, plus (ii) 50% of the cumulative Consolidated Net Income earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity after the closing of such Acquisition, minus (iv) the lesser of (A) the aggregate amount paid by the Borrower after such Acquisition to repurchase its common stock and (B) the amount (but not less than zero) obtained by subtracting from $160,000,000 the aggregate amount (if any) paid by the Borrower to repurchase its common stock after September 30, 2013 and prior to such Acquisition. The Borrower may make the election under the preceding sentence only if it makes the corresponding election with respect to the Consolidated Tangible Net Worth Covenant at the same time. The Borrower’s failure to satisfy the Consolidated Tangible Net Worth Test shall not constitute an Event of Default or Default; provided, however, that, if the Borrower fails to satisfy the Consolidated Tangible Net Worth Test for two (2) consecutive quarters, then the Term-Out Period shall commence (if it has not already commenced) on the applicable Term-Out Date.
(b)    Leverage Test; Interest Coverage Test.
(i)    Leverage Test. Borrower shall not permit the Leverage Ratio, determined as of the last day of each fiscal quarter of the Borrower, to exceed the then applicable Permitted Leverage Ratio (the “Leverage Test”).
(ii)    Interest Coverage Test; Decrease of Permitted Leverage Ratio. If the Borrower shall fail to maintain, for any two (2) consecutive fiscal quarters, determined as of the last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio equaling or exceeding the then applicable Minimum Interest Coverage Ratio (the “Interest Coverage Test”), then the Permitted Leverage Ratio for the same fiscal quarter with respect to which the Borrower shall have so failed the Interest Coverage Test (i.e., the second of any such two (2) consecutive fiscal quarters, which quarter is herein referred to as the “Coverage Test Failure Quarter”), shall be decreased as follows: (i) if the Permitted Leverage Ratio for the fiscal quarter preceding such Coverage Test Failure Quarter was 60%, the Permitted Leverage Ratio shall be decreased by 5% to 55%; and (ii) if the Permitted Leverage Ratio for the fiscal quarter preceding such Coverage Test Failure Quarter was less than 60%, the Permitted Leverage Ratio shall be decreased by 2.5%.
(iii)    Increase of Permitted Leverage Ratio. If the Permitted Leverage Ratio, determined as of the last day of a fiscal quarter of the Borrower, is less than 60%, the Borrower shall satisfy the Interest Coverage Test (which for purposes of this Section 6.19(b)(iii) shall be deemed satisfied only if, on the same day on which Borrower satisfies the Interest Coverage Test, Borrower is also in compliance with the Leverage Test), then the Permitted Leverage Ratio, effective as of the fiscal quarter immediately following the fiscal quarter with respect to which the Borrower shall have so satisfied the Interest Coverage Test, shall be increased as follows: (i) upon satisfaction of the Interest Coverage Test at the end of a fiscal quarter for which the Permitted Leverage Ratio is 55%, the Permitted Leverage Ratio for the next fiscal quarter shall be increased to 60%; and (ii) upon satisfaction of the Interest Coverage Test at the end of a fiscal quarter for which the Permitted Leverage Ratio is less than 55%, the Permitted Leverage Ratio for the next fiscal quarter shall be increased by 2.5%. In no event shall the Permitted Leverage Ratio exceed 60%.

(iv)    Effectiveness of Change in Permitted Leverage Ratio. Any decrease of the Permitted Leverage Ratio provided for in Section 6.19(b)(ii) shall be effective as of each Coverage Test Failure Quarter as provided in Section 6.19(b)(ii), and the Permitted Leverage Ratio (as so decreased) shall remain in effect thereafter unless and until adjusted as provided in Section 6.19(b)(ii) or (iii). Any increase in the Permitted Leverage Ratio provided for in Section 6.19(b)(iii) shall be effective as of the fiscal quarter next succeeding the fiscal quarter in which Borrower satisfies the Interest Coverage Test as provided in Section 6.19(b)(iii), and the Permitted Leverage Ratio (as so increased) shall remain in effect thereafter unless and until adjusted as provided in Section 6.19(b)(ii) or (iii).
(v)    Effect of Failure to Satisfy Leverage Test or Interest Coverage Test. A failure to satisfy the Leverage Test or the Interest Coverage Test shall not constitute an Event of Default or Default; provided, however, if the Borrower fails to satisfy the Leverage Test for two (2) consecutive fiscal quarters (the first of which may be a Coverage Test Failure Quarter), then the Term-Out Period shall commence (if it has not already commenced) on the applicable Term-Out Date
(c)    Spec Unit Inventory Test. At any time at which the Leverage Ratio, determined as of the last day of the most recent fiscal quarter, exceeds 55%, the Borrower shall not permit the aggregate number of Spec Units owned by the Borrower or any Guarantor to exceed the greater of (i) 50% of the number of Housing Unit Closings during the preceding twelve (12) months or (ii) 100% of the number of Housing Unit Closings during the preceding six (6) months (the “Spec Unit Inventory Test”). A failure to comply with the Spec Unit Inventory Test shall not be an Event of Default or a Default, but there shall be excluded from the Borrowing Base, as of the last day of the quarter in which such non-compliance occurs, any excess Spec Units as selected by Borrower.
(d)    Land Owned Test. At any time at which the Leverage Ratio, determined as of the last day of the most recent fiscal quarter, exceeds 55%, the Borrower will not permit the ratio of (i) the Adjusted Book Value of Land Owned to (ii) Adjusted Consolidated Tangible Net Worth, to exceed 1.25 to 1.00 (the “Land-Owned Test”). The Borrower’s failure to comply with the Land-Owned Test shall not constitute an Event of Default or Default, but there shall be excluded from the Borrowing Base, as of the last day of the quarter in which such noncompliance with the Land-Owned Test occurs, Land Under Development, Entitled Land and/or Finished Lots (as selected by the Borrower) having an aggregate book value equal to the amount by which the Adjusted Book Value of Land Owned would be required to be reduced to bring the Borrower into compliance with the Land-Owned Test as of such day.
(e)    Consolidated Tangible Net Worth Covenant. The Borrower will maintain Consolidated Tangible Net Worth, determined as of the last day of each fiscal quarter of the Borrower, of not less than (i) $565,900,000 plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing after September 30, 2013 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity in each fiscal quarter after September 30, 2013, minus (iv) the lesser of (A) the amount paid by the Borrower after the Effective Date to repurchase its common stock and (B) $160,000,000 (the “Consolidated Tangible Net Worth Covenant”). Notwithstanding the foregoing, in the event that the Borrower shall at any time engage in an Acquisition for a purchase price equaling or exceeding $100,000,000, the Borrower may irrevocably elect to adjust the minimum Consolidated Tangible Net Worth for the Consolidated Tangible Net Worth Covenant to the following amount: (i) 50% of the Consolidated Tangible Net Worth immediately following the closing of such Acquisition, plus (ii) 50% of the cumulative Consolidated Net Income earned after the closing of such Acquisition (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity after the closing of such Acquisition, minus (iv) the lesser of (A) the aggregate amount paid by the Borrower after the closing of such Acquisition to repurchase its common stock and (B) the amount (but not less than zero) obtained by subtracting from $160,000,000 the aggregate amount (if any) paid by the Borrower to repurchase its common stock after September 30, 2013 and prior to such Acquisition. The Borrower may make the election under the preceding sentence only if it makes the corresponding election with respect to the Consolidated Tangible Net Worth Test at the same time. For the avoidance of doubt, the Event of Default for breach of this covenant shall occur upon the breach of this covenant determined as of the last day of any single fiscal quarter.
6.20.    Guaranty.
(a)    Guaranty by Significant Homebuilding Subsidiaries. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed by the Designated Agent in its sole discretion) after a Significant Homebuilding Subsidiary is organized or acquired, or any Person becomes a Significant Homebuilding Subsidiary pursuant to the definition thereof, the Borrower shall provide the Designated Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Significant Homebuilding Subsidiary and shall cause each such Subsidiary to deliver to the Designated Agent a joinder to the Guaranty in the form contemplated thereby) pursuant to which such Significant Homebuilding Subsidiary agrees to be bound by the terms and provisions thereof, each such Guaranty joinder to be accompanied by an updated Schedule 5.8 hereto designating such Significant Homebuilding Subsidiary as such, appropriate corporate or limited liability company resolutions, other corporate or limited liability company documentation and legal opinions, in each case in form and substance reasonably satisfactory to the Designated Agent and its counsel, and such other documentation as the Designated Agent may reasonably request.
(b)    Release of Guarantor. The Designated Agent is authorized to and shall release and discharge from the Guaranty any Guarantor requested in writing by the Borrower, provided that:
(i)    no Default or Event of Default exists or would result from release of such Guarantor;
(ii)    the Guarantor being released has a Net Worth of less than $5,000,000; and

(iii)    the Guarantor is released from its guarantee(s) under all other Indebtedness ranking pari passu with the Obligations (other than by reason of payment under such guarantees);
provided further that, in each such case, the Borrower has delivered to the Designated Agent a certificate of an Authorized Officer and an opinion of counsel, each stating that all conditions precedent provided for in this Section have been complied with and that such release is authorized and permitted under the Agreement.
6.21.    Negative Pledge. Neither the Borrower nor any Guarantor will directly or indirectly enter into any agreement (other than (A) this Agreement, (B) the Indenture and any indenture or similar agreement executed in connection with any Refinancing Indebtedness of the Senior Notes and (C) any indenture or similar agreement executed in connection with any Public Indebtedness) with any Person that prohibits or restricts or limits the ability of the Borrower or Guarantors to create, incur, pledge or suffer to exist any Lien in favor of Lenders granted pursuant to the terms of this Agreement upon any real property assets of the Borrower or any Guarantor; provided, however, that those agreements creating Liens permitted under Sections 6.15(iii), (iv), (vii), (viii), (xix), (xx) and (xxi) may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements.
6.22.    PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Designated Agent or any Lender in order to assist the Designated Agent and the Lenders in maintaining compliance with the PATRIOT Act.
ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1.    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Guarantors to the Lenders or the Designated Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed and, with respect to any matter which is reasonably capable of being cured, Borrower or such Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be materially false within thirty (30) days after notice thereof by Designated Agent to Borrower.
7.2.    Nonpayment of (i) principal of any Loan when due or (ii) any Reimbursement Obligation, interest upon any Loan, any Commitment Fee or LC Fee within five (5) days of written notice (which may include the invoice therefor) from Designated Agent or the applicable LC Issuer or Lender and (iii), or any other obligation under any of the Loan Documents within five (5) days after written notice (which may include the invoice therefor) from Designated Agent that the same is due.

7.3.    The breach of the Consolidated Tangible Net Worth Covenant, or any of the covenants set forth in Section 6.2.
7.4.    The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier of (i) any Senior Officer becoming aware of any such breach and (ii) the Designated Agent notifying the Borrower of any such breach.
7.5.    Failure of the Borrower or any Guarantor to pay when due any payment of principal or interest or any other material amount in respect of any Material Indebtedness within fifteen (15) days (or such greater applicable grace period as is provided in the applicable Material Indebtedness Agreement) of the date when due; or the default by the Borrower or any Guarantor in the performance (beyond the greater of thirty (30) days or the applicable grace period with respect thereto, if any, provided in such Material Indebtedness) of any material term, provision or condition contained in any Material Indebtedness Agreement if the effect of which default is to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause ten percent (10%) or more of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or ten percent (10%) or more of the Material Indebtedness of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.
7.6.    The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7.    Without the application, approval or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Substantial Portion of their Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
7.8.    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and the Guarantors which, when taken together with all other Property of the Borrower and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9.    The Borrower or any Guarantor shall fail within thirty (30) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $40,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Guarantor to enforce any such judgment.
7.10.    (a) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $10,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (b) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
7.11.    Any Change in Control shall occur.
7.12.    The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or other than a breach which constitutes an Event of Default under another Section of this Article VII), which default or breach continues beyond (A) thirty (30) days after the earlier of (i) any Senior Officer becoming aware of any such breach and (ii) the Designated Agent notifying the Borrower of any such breach or, (B) if greater, any period of grace provided in such Loan Document.
7.13.    Any Loan Document shall fail to remain in full force or effect or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.
7.14.    No Defaults. The occurrence of any of the following events shall specifically not be an Event of Default or a Default under this Agreement:
(a)    The breach of the Leverage Test, Interest Coverage Test or the Consolidated Tangible Net Worth Test (except that the breach by the Borrower of the Consolidated Tangible Net Worth Covenant shall constitute an Event of Default, notwithstanding that it also constitutes a breach of the Consolidated Tangible Net Worth Test).
(b)    The breach of the Spec Unit Inventory Test (except that the same shall result in the exclusion of certain assets from the Borrowing Base to the extent provided for in Section 6.19(c)).

(c)    The breach of the Land-Owned Test (except that the same shall result in the exclusion of certain assets from the Borrowing Base to the extent provided for in Section 6.19(d)).
(d)    If any Guarantor shall apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or for a Significant Amount of its Property, or if a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed for any Guarantor without its application, approval or consent for it or for a Significant Amount of its Property; provided, however, that upon the occurrence and during the continuation of the foregoing, all Property of such Guarantor shall be automatically excluded from the Borrowing Base; and provided further, that upon any such appointment for any Property of any Guarantor that is not a Significant Amount of its Property (which appointment shall not be an Event of Default or a Default under this Agreement), such Property shall be automatically excluded from the Borrowing Base. “Significant Amount” means, with respect to the Property of such Guarantor and its Subsidiaries, taken as a whole, Property that (i) has a value in excess of $3,000,000 or (ii) represents more than 10% of the book value of the assets of such Guarantor as would be shown on the financial statements of such Guarantor as of the beginning of the fiscal quarter in which such determination is made, all as determined in accordance with Agreement Accounting Principles.
ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.    Acceleration; Remedies. If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Designated Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Designated Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Designated Agent may, and at the request of the Required Lenders shall, (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Designated Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(a)    If at any time while any Event of Default is continuing, the Designated Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Designated Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Designated Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)    The Designated Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents, as provided in Section 8.2.
(c)    At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Designated Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(d)    If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Designated Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
(e)    Upon the occurrence and during the continuation of any Event of Default, the Designated Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2.    Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Designated Agent on account of the Obligations shall be applied by the Designated Agent in the following order:
(a)    First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Designated Agent and amounts payable under Article III) payable to the Designated Agent in its capacity as such;
(b)    Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees and Commitment Fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuers as required by Section 9.6 and amounts payable under Article III);

(c)    Third, to payment of accrued and unpaid LC Fees, Commitment Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this Section 8.2(c) payable to them;
(d)    Fourth, to payment of all Obligations ratably among the Lenders, the LC Issuer and any Affiliate of any of the foregoing, including with respect to Rate Management Obligations;
(e)    Fifth, to the Designated Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and
(f)    Last, the balance, if any, to the Borrower or as otherwise required by law;
provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.
Notwithstanding the foregoing, Obligations arising under Rate Management Transactions shall be excluded from the application described above if the Designated Agent has not received written notice thereof, together with such supporting documentation as the Designated Agent may request, from the applicable Lender (or Affiliate of a Lender) in accordance with the definition of “Obligations”. Each Affiliate of a Lender that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Designated Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
8.3.    Amendments. Subject to the provisions of this Section 8.3, the Required Lenders (or the Designated Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)    without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder.
(b)    without the consent of all of the Lenders, reduce the percentage specified in the definition of Required Lenders.

(c)    without the consent of all of the Lenders, amend this Section 8.3.
(d)    without the consent of all of the Lenders, release all or substantially all of the Guarantors of the Obligations (except as provided in Section 6.20(b)).
No amendment of any provision of this Agreement relating to the Designated Agent shall be effective without the written consent of the Designated Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Designated Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Without limitation of the foregoing, the Designated Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Designated Agent.
8.4.    Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Designated Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Designated Agent, the LC Issuers and the Lenders until the Obligations have been paid in full.
ARTICLE IX

GENERAL PROVISIONS
9.1.    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4.    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Designated Agent, any LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Designated Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement.

9.5.    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Designated Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.    Expenses; Indemnification. (a) The Borrower shall reimburse the Co-Administrative Agents (which, for purposes of this Section 9.6, shall also include the Designated Agent in its capacity as such) upon demand for all reasonable out-of-pocket expenses paid or incurred by the Co-Administrative Agents, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses, CUSIP costs and reasonable fees, charges and disbursements of outside counsel to the Co-Administrative Agents and/or the allocated costs of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Co-Administrative Agents), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Co-Administrative Agents, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Co-Administrative Agents, the LC Issuers and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Co-Administrative Agents, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Designated Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Designated Agent from information furnished to it by or on behalf of the Borrower, after Designated Agent has exercised its rights of inspection pursuant to this Agreement.
(b)    The Borrower hereby further agrees to indemnify and hold harmless the Co-Administrative Agents, the Arrangers, each LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not the Co-Administrative Agents, the Arrangers, any LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, any environmental liability related in any way to the Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.
9.7.    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Designated Agent with sufficient counterparts so that the Designated Agent may furnish one to each of the Lenders.
9.8.    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of Borrower as of December 31, 2012 (“Agreement Accounting Principles”). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of Borrower as of December 31, 2012.
9.9.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Designated Agent on the other hand shall be solely that of the borrower and lender. Neither the Designated Agent, the Arrangers, any LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Designated Agent, the Arrangers, any LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Designated Agent, the Arrangers, any LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Designated Agent, the Arrangers, any LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that the Arrangers shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arrangers in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.11.    Confidentiality. The Designated Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Designated Agent and any other Lender and their respective Affiliates (it being understood that the Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential (“Confidentiality Direction”)), (ii) to legal counsel, accountants, and other professional advisors to the Designated Agent or such Lender, who will receive the Confidentiality Direction, (iii) as provided in Section 12.3(e), (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, who will receive the Confidentiality Direction, (viii) to Rating Agencies if requested or required by such Rating Agencies in connection with a rating relating to the Advances hereunder (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the information), (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, to the extent reasonably necessary, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Designated Agent, any LC Issuer or any other Lender on a non-confidential basis from a source other than the Borrower. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Designated Agent and each Lender with respect to any confidential information previously or hereafter received by the Designated Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Designated Agent or any Lender with respect to such confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NONPUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NONPUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE DESIGNATED AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE DESIGNATED AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE BORROWER AND THE DESIGNATED AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

9.12.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.13.    Disclosure. The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
9.14.    USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.
9.15.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    The application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
9.16.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE X

THE DESIGNATED AGENT
10.1.    Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Designated Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Designated Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Designated Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Designated Agent,” it is expressly understood and agreed that the Designated Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Designated Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Designated Agent (i) does not hereby assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Designated Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2.    Powers. The Designated Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Designated Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Designated Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Designated Agent.
10.3.    General Immunity. Neither the Designated Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4.    No Responsibility for Loans, Recitals, etc. Neither the Designated Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Designated Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.
10.5.    Action on Instructions of Lenders. The Designated Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Designated Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Designated Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.    Employment of Agents and Counsel. The Designated Agent may execute any of its duties as Designated Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Designated Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Designated Agent and the Lenders and all matters pertaining to the Designated Agent’s duties hereunder and under any other Loan Document.
10.7.    Reliance on Documents; Counsel. The Designated Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Designated Agent, which counsel may be employees of the Designated Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Designated Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8.    Designated Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Designated Agent ratably in proportion to their respective Pro Rata Shares (disregarding, for the avoidance of doubt, the exclusion of Defaulting Lenders therein) (i) for any amounts not reimbursed by the Borrower for which the Designated Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Designated Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Designated Agent in connection with any dispute between the Designated Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Designated Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Designated Agent in connection with any dispute between the Designated Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Designated Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.    Notice of Event of Default. The Designated Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Designated Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Designated Agent receives such a notice, the Designated Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Designated Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Designated Agent or any of its Affiliates in any capacity.
10.10.    Rights as a Lender. In the event the Designated Agent is a Lender, the Designated Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Designated Agent, and the term “Lender” or “Lenders” shall, at any time when the Designated Agent is a Lender, unless the context otherwise indicates, include the Designated Agent in its individual capacity. The Designated Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11.    Lender Credit Decision, Legal Representation.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Designated Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Designated Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Designated Agent or Arrangers hereunder, neither the Designated Agent nor the Arrangers shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Designated Agent or Arrangers (whether or not in their respective capacity as Designated Agent or Arrangers) or any of their Affiliates.
(b)    Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Co-Administrative Agents represents only the Co-Administrative Agents and not the Lenders in connection with this Agreement and the transactions contemplated hereby.

10.12.    Successor Designated Agent. The Designated Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Designated Agent or, if no successor Designated Agent has been appointed, thirty (30) days after the retiring Designated Agent gives notice of its intention to resign. The Designated Agent may be removed as Designated Agent by the Required Lenders upon thirty (30) days’ prior written notice if the Designated Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) is a Defaulting Lender and remains a Defaulting Lender until replaced as hereinafter provided. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Designated Agent. If no successor Designated Agent shall have been so appointed by the Required Lenders within fifteen (15) days after the resigning Designated Agent’s giving notice of its intention to resign, then the resigning Designated Agent may appoint, on behalf of the Borrower and the Lenders, a successor Designated Agent. Notwithstanding the previous sentence, the Designated Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Designated Agent hereunder. If the Designated Agent has resigned or been removed and no successor Designated Agent has been appointed, the Lenders may perform all the duties of the Designated Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Designated Agent shall be deemed to be appointed hereunder until such successor Designated Agent has accepted the appointment. Any such successor Designated Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Designated Agent hereunder by a successor Designated Agent, such successor Designated Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Designated Agent. Upon the effectiveness of the resignation of the Designated Agent, the resigning Designated Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Designated Agent, the provisions of this Article X shall continue in effect for the benefit of such Designated Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Designated Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Designated Agent by merger, or the Designated Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Designated Agent.
10.13.    Designated Agent and Arrangers Fees. The Borrower agrees to pay those fees set forth in fee letters that may be entered into from time to time between the Borrower, on the one hand, and the Designated Agent, the Co-Administrative Agents, the Co-Syndication Agents, and/or the Arrangers from time to time (the foregoing fee letters being herein referred to as the “Fee Letters”), or (in each case) as otherwise agreed from time to time.
10.14.    Delegation to Affiliates. The Borrower and the Lenders agree that the Designated Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Designated Agent is entitled under Articles IX and X.

10.15.    Co-Administrative Agents, Co-Syndication Agents, etc. Neither any of the Lenders identified in this Agreement as a Co-Administrative Agent or Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such, provided, however, that (a) nothing in this Section 10.15 shall affect the rights, powers, obligations, liabilities, responsibilities or duties of the Designated Agent in such capacity under this Agreement and the other Loan Documents and (b) nothing in this Section 10.15 shall affect the rights, powers, obligations, liabilities, responsibilities or duties of the Co-Administrative Agents in such capacity under this Agreement. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Designated Agent in Section 10.11.
10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Designated Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Designated Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Designated Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE XI

RATABLE PAYMENTS
11.1.    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Designated Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Designated Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.    Participations.
(a)    Permitted Participants; Effect. Any Lender may at any time sell to one or more entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Designated Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that, without the consent of such Participant, such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)    Benefit of Certain Provisions. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, (ii) each Participant shall be subject to the provisions of Section 3.7 and (iii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Designated Agent (in its capacity as Designated Agent) shall have no responsibility for maintaining a Participant Register.
12.3.    Assignments.
(a)    Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form reasonably acceptable to the Designated Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Designated Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b)    Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Designated Agent within five (5) Business Days after having received notice thereof. The consent of the Co-Administrative Agents and (unless the Purchaser is a Qualified Bank) each LC Issuer shall be required prior to an assignment of a Commitment becoming effective. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.
(c)    Effect; Assignment Effective Date. Upon (i) delivery to the Designated Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Designated Agent for processing such assignment (unless such fee is waived by the Designated Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Designated Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Designated Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new

Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
(d)    Register. The Designated Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Designated Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
ARTICLE XIII

NOTICES
13.1.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)    if to the Borrower, to it at M.D.C. Holdings, Inc., 4350 S. Monaco St., Denver, CO 80237, Attention: Treasurer, Facsimile: 303-488-4777 with a copy to M.D.C. Holdings, Inc., 4350 S. Monaco St., Denver, CO 80237, Attention: General Counsel, Facsimile: 303-488-4845;
(ii)    if to the Designated Agent, to it at U.S. Bank National Association, Agency Services, 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Tyus Smoody, Facsimile No.: 612-303-3851, with copies to U.S. Bank National Association, Commercial Real Estate, c/o Housing Capital Company, 3200 Bristol St., Suite 800, Costa Mesa, CA 92626, attention: Leonard Olsavsky, Senior Vice President, Facsimile No.: 714-438-4435, and Deanna Llanos, Vice President, Facsimile No.: 714-438-4435; and
(iii)    if to a Lender or LC Issuer, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Designated Agent or as otherwise determined by the Designated Agent, provided that the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified the Designated Agent that it is incapable of receiving notices under such Article by electronic communication. The Designated Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.
Unless the recipient otherwise prescribes pursuant to the preceding paragraph, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
14.1.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Designated Agent, and when the Designated Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2.    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
14.3.    Electronic Records. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Designated Agent and each Lender may create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Designated Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Designated Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Designated Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.
ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1.    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2.    CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY

AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE DESIGNATED AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE DESIGNATED AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE DESIGNATED AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
15.3.    WAIVER OF JURY TRIAL. THE BORROWER, THE DESIGNATED AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

[SIGNATURE PAGES ON FILE WITH THE DESIGNATED AGENT]

PRICING SCHEDULE
The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the following table based on (a) the Borrower’s Leverage Ratio as reflected in the then most recent Financials and (b) the Borrower’s then-current Ratings:

Level	Ratings: S&P/Moody’s /Fitch	Leverage Ratio	Applicable Margin (Adjusted Term SOFR)	Applicable Margin (Base Rate)	Applicable Fee Rate
I	>BBB+/Baa1/BBB+	<30%	1.125%	0.125%	0.15%
II	BBB/Baa2/BBB	>30%, <40%	1.25%	0.25%	0.20%
III	BBB-/Baa3/BBB-	>40%, <50%	1.50%	0.50%	0.25%
IV	BB+/Ba1/BB+	>50%	1.75%	0.75%	0.30%
V	<BB/Ba2/BB or no Rating	>50%	2.00%	1.00%	0.35%

In the event of a difference of one Level (with Level referencing the Levels set forth in the pricing grid above) between the Leverage Ratio and the Ratings, the less-expensive pricing Level shall apply (by way of example, if the Leverage Ratio is less than or equal to 30%, and the Ratings are BBB/Baa2/BBB, then Level I shall apply). In the event of a difference of more than one Level between the Leverage Ratio and the Ratings, pricing shall be determined based on the Level that is one Level below the less-expensive pricing Level (by way of example, if the Leverage Ratio is less than or equal to 30%, and the Ratings are BB+/Ba1/BB+, then Level II shall apply).
In the event of a difference in the Ratings among the Rating Agencies, the second highest of the three Ratings shall apply, unless the difference is more than one Level, in which case the Level that is one Level above the lowest Rating shall apply (by way of example, if S&P is BBB+, Moody’s is Baa2 and Fitch is BB+, then Level III shall apply).
The Applicable Margin and Applicable Fee Rate, to the extent determined on the basis of the Ratings, shall be based on the Ratings in effect at the close of business on the applicable date. The Borrower shall notify the Designated Agent of any change in the Ratings within five (5) Business Days thereof.
Adjustments, if any, to the Applicable Margin or Applicable Fee Rate, to the extent determined on the basis of the Leverage Ratio, shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of the Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower is so required. If the Borrower fails to deliver the Financials to the Designated Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered. Notwithstanding the foregoing or anything to the contrary set forth herein, Level II shall be in effect as of the Fifth Amendment Effective Date; provided, that upon the Designated Agent’s receipt of the Financials for the fiscal quarter ending December 31, 2020, the Level then in effect shall thereafter change in accordance with the preceding paragraphs.

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

EXHIBIT D

FORM OF BORROWING NOTICE
TO:    U.S. Bank National Association, as Designated Agent (the “Designated Agent”) under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 13, 2013, between M.D.C. Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders, and the Designated Agent.
Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.
The Borrower hereby gives the Designated Agent irrevocable notice of its request for a borrowing pursuant to Section 2.8 of the Agreement, and the Borrower hereby requests to borrow on [], 20[] (the “Borrowing Date”) from the Lenders, on a pro rata basis, an Advance in the aggregate principal Dollar Amount of $[] as:
1. ☐    a Base Rate Advance (in Dollars)
2. ☐    a Term SOFR Advance with the following characteristics:
Interest Period of []
The undersigned hereby certifies to the Designated Agent and the Lenders that (a) the representations and warranties in Article V of the Agreement are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; (b) at the time of and immediately after giving effect to such Advance, no Default or Event of Default has occurred and is continuing; and (c) all other relevant conditions set forth in Section 4.2 of the Agreement have been satisfied.

******

IN WITNESS WHEREOF, the Borrower has executed this Borrowing Notice as of the date set forth below.
Dated: [], 20[]
M.D.C. HOLDINGS, INC.

By:
Name:    []
Title:    []

EXHIBIT L
FORM OF CONVERSION/CONTINUATION NOTICE
TO:    U.S. Bank National Association, as Designated Agent (the “Designated Agent”) under the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of December 13, 2013, between M.D.C. Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders, and the Designated Agent.
Capitalized terms used herein have the meanings ascribed to such terms in the Agreement.
Pursuant to Section 2.9 of the Agreement, the Borrower hereby gives the Designated Agent irrevocable notice of its request to [continue][convert] the interest rate on an Advance in the outstanding principal amount of $[] on [], 20[], as follows:
☐    to convert such Term SOFR Advance to a Base Rate Advance of the same Class as of the last day of the current Interest Period for such Term SOFR Advance.
☐    to convert such Base Rate Advance to a Term SOFR Advance of the same Class with an Interest Period of [] month(s).
☐     to continue such Term SOFR Advance on the last day of its current Interest Period as a Term SOFR Advance of the same Class with an Interest Period of [] month(s).
The undersigned hereby certifies to the Designated Agent and the Lenders that (a) the representations and warranties in Article V of the Agreement are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; (b) the Borrower is in full compliance with all of the terms and conditions hereof, and no Default or Event of Default has occurred and is continuing or would occur as a result of the [continuation][conversion] contemplated hereby; and (c) all other relevant conditions set forth in Section 4.2 of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Borrower has executed this Conversion/Continuation Notice as of the date set forth below.

Dated: [], 20[]
M.D.C. HOLDINGS, INC.

By:
Name:    []
Title:    []